                      CERTIFICATE OF
           AMENDMENT TO ARTICLES OF INCORPORATION
                       BY DIRECTORS OF
                   PROVIDENT BANCORP, INC.

Allen L. Davis, who is the President of Provident Bancorp,
Inc., an Ohio corporation (the "Corporation"), and Mark E.
Magee, who is the Secretary of the Corporation, do hereby certify that pursuant to an action taken in writing by all of the Members of the Executive Committee of the Board of Directors of the Corporation pursuant to Section 1701.54 of the Ohio Revised Code, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with Article Fourth of the Articles of Incorporation, a series of Preferred Stock of the Corporation to be designated as the "Series C Preferred Stock" be, and hereby is, created, and that the designation and amount thereof and the preferences and other special rights of the shares of such series, and qualifications, limitations or restrictions thereof are as delineated on Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereunto subscribed their names this 29th day of September, 1995.

BY:________________________
     Allen L. Davis
     President

BY:________________________
     Mark E. Magee
     Secretary

                                                  EXHIBIT A




	               PROVIDENT BANCORP, INC.

	   SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK




     Section 1  Designation of Series and Number of Shares.

	The shares of such series of Preferred Stock shall be designated "Series C Non-Voting Convertible Preferred Stock" (hereinafter referred to as the "Series C Preferred Stock"), and the number of shares which shall constitute such series shall be not more than 371,418 shares, $1 par value, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

	Section 2  Dividends.

	(A) The holders of record of the Series C Preferred Stock on the dates specified below shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at the rate of $8.00 per share per annum, payable quarterly on the first day of January, April, July and October in each year (each such day being hereinafter called a "dividend date" and each quarterly period ending on the last day of the calendar month preceding a dividend date being hereinafter called a "dividend period"). The holders of record of the Series C Preferred Stock entitled to receive a particular dividend payment shall be determined on the date 15 days prior to the dividend date of such payment.

	(B) Dividends on the Series C Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends.

	(C) So long as any Series C Preferred Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to or on parity with the Series C Preferred Stock in the payment of dividends, nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Series C Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof, nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Series C Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of Series C Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of Series C Preferred Stock for the then current dividend period shall have been paid or declared and sufficient funds set apart for payment thereof.

	(D) Accumulations of dividends on any shares of Series C
Preferred Stock shall not bear interest.

	(E) No dividend shall be paid upon or declared or set apart for any share of Series C Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series C Preferred Stock then outstanding and entitled to receive such dividend.

     (F) All dividends declared on the Series C Preferred Stock for any dividend period and on any class or series of stock ranking on a parity with the Series C Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on the Series C Preferred Stock and on any class or series of stock ranking on a parity with the Series C Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same proportions that the respective dividend rates of such stock for such period bear to each other.

	(G) As used herein, the word "dividends" shall not include dividends payable solely in shares of Common Stock of the Corporation or warrants or rights to subscribe for or purchase any security of the Corporation.

	(H) As used herein, the phrase "set apart for payment" in respect of the payment of dividends shall not be construed as requiring deposit of any funds in trust or in any special account, but shall merely mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series C Preferred Stock shall be reserved by appropriate notation on the books of the Corporation.

	(I) As used herein, the term "market price" for any date shall mean the average of the closing bid and asked price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or National Quotation Bureau, Inc. for that date.

	Section 3  Liquidation Preference.

	(A) The Series C Preferred Stock shall be preferred over the Common Stock or any other class or series of stock ranking junior to the Series C Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the

Corporation, and in any such event, the holders of the Series C Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of the Corporation available for distribution to its shareholders, $100 per share, and no more, together with an amount equal to all dividends accrued and unpaid thereon to the date of final distribution, for every share of the Series C Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series C Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series C Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series C Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series C Preferred Stock shall not be entitled to share therein.

	(B) If upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series C Preferred Stock are not paid in full, the holders of shares of the Series C Preferred Stock, together with all classes or series of stock ranking on a parity with the Series C
Preferred Stock as to distribution of assets, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series C Preferred Stock and any other class or series of stock that so ranks on a parity with the Series C Preferred Stock were paid in full.

	(C) Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

	(D) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and containing a statement of the conversion right set forth hereinafter, shall be given by mail, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

	Section 4  Redemption.

	(A) (i) The Corporation may not redeem any shares of Series C Preferred Stock prior to three years from the first date any such shares are issued. Thereafter, if at any time and from time to time the market price of the Common Stock, exceeds 140% of the Conversion Price, as defined in Section 5 hereof, for twenty (20) consecutive trading days immediately preceding a notice of redemption, all but not less than all the Series C Preferred
Stock, at such time outstanding may be redeemed by the Corporation at its election expressed by resolution of the Board of Directors, upon not less than 50 days previous notice to the holders of record of the Series C Preferred Stock to be redeemed, given by mail, upon payment of $100.00 per share, together with the amount of any dividends accrued and unpaid thereon to the date fixed for redemption (the "Redemption Date").

	(ii) On the Redemption Date of a redemption described in subsection 4(A)(i) above, shares of Series C Preferred Stock owned by the original holders or any of their affiliates (the "Original Holders") shall not be redeemed. For purposes of this provision, an "affiliate" of any person is another person controlling, controlled by or under common control with such person. Shares which are not redeemed because of the first sentence of this subsection shall after the Redemption Date cease to accrue dividends at the rate of 8% per annum and thereafter dividends shall be paid on outstanding shares of Series C Preferred Stock if and when dividends are declared on Provident Common Stock as if such Series C Preferred Stock was converted at the Conversion Price in effect on the Redemption Date. Any shares of Series C Preferred Stock which are not redeemed on the Redemption Date because of the operation of this paragraph, which are subsequently transferred to any person other than the Original Holder, shall upon such transfer be automatically converted into Provident Common Stock at the Conversion Price in effect on the Redemption Date.

	(iii) In addition to the optional redemption provided for in subsection 4(A)(i) above, from and after the seventh anniversary of the first date any shares of Series C Preferred Stock are first issued, the Corporation may redeem the Series C Preferred Stock at any time in whole or from time to time in part, at a price of $100.00 per share together with accrued and unpaid dividends thereon to the Redemption Date. In the case of any redemption pursuant to this provision, the Corporation shall give notice to the holders of record of the Series C Preferred Stock to be redeemed, at least 50 days prior to the Redemption Date. In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

	(B) Any notice of redemption mailed to a holder of Series C Preferred Stock at his address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the Redemption Date; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the Redemption Date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the Redemption Date as hereinafter provided (such notice to state the Conversion Price, if any, at the time applicable). No defect in any such notice to any holder of Series C Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series C Preferred Stock.

	(C) From and after the Redemption Date (unless default shall be made by the Corporation in paying the redemption price of the shares called for redemption, plus all accrued and unpaid dividends thereon), all dividends on the Series C Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. The respective holders of record of the Series C Preferred Stock to be redeemed shall be entitled on and after the Redemption Date to receive the redemption price at any time upon actual delivery to the Corporation of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank.

	(D) Any shares of Series C Preferred Stock redeemed pursuant to the provisions of this Section 4 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series C Preferred Stock.

	Section 5  Conversion.

	Shares of Series C Preferred Stock may be converted at the option of the holder thereof (provided, however, that no shares of the Series C Preferred Stock shall be convertible at any time by the Original Holders, if, as a result of any such conversion, the Original Holders would hold in excess of 9.9% of the

Corporation's outstanding voting securities) from and after the third anniversary of the date any shares of Series C Preferred Stock are first issued by the Corporation, at any time prior to the close of business on the business day next preceding the date fixed for redemption of such shares pursuant to Section 4 hereof, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 4.1667 shares of Common Stock as now constituted for each share of Series C Preferred Stock surrendered for conversion. The conversion rate expressed may also be expressed as a conversion price of $24.00 (the "Conversion Price") based on a liquidation value of each share of Series C Preferred Stock of $100.00. The conversion right is subject to the following provisions:

	(A) The Conversion Price shall be subject to adjustment from time to time as follows:

	    (i) In case the Corporation shall (a) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a small number of shares, or (d) issue by reclassification of its shares of Common Stock any securities, the Conversion Price and terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series C Preferred
Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and other securities which he would have owned or been entitled to receive immediately following such action had such share of Series C Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Paragraph
(A)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

	    (ii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash distributions made out of current or retained earnings), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock (determined as provided in Paragraph
(A)(vii) below) at the record date mentioned below, less the then fair market value per share (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the assets or evidences of indebtedness distributed, and the denominator of which shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for determination of shareholders entitled to receive such distribution.

	    (iii) In case the Corporation shall issue or sell any securities convertible into shares of Common Stock ("Convertible Securities"), there shall be determined the price per share for which shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the average of the minimum and maximum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities, by (b) the maximum number of shares of Common Stock of the Corporation issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed for purposes of Section 5(A)(iv) below to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

			If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent that originally adjusted) to reflect the same, taking into account any such Convertible securities previously converted.

	    (iv) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire shares of Common Stock, there shall be determined the minimum price per share for which a share of Common Stock is issuable upon the exercise of all such rights, warrants or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the average of the maximum and minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all ouch rights, warrants or options, by (b) the maximum number of shares of Common Stock or the Corporation issuable upon the exercise of all such rights, warrants or options; and the granting of all such rights, warrants or options shall be deemed for purposes of Section 5(A)(iv) below to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of shares of Common Stock at the price per share so determined.

			If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion
Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

	    (v) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of Paragraph 5(A)(iii) above, to have been issued and sold (as of the actual date of issue or sale of such Convertible Securities) for the total amount received or receivable by the Corporation as consideration for the granting of such rights, warrants or options plus the average of the maximum and minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such rights, warrants or options.

			If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion
Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

	    (v) In case the Corporation shall issue or sell its shares of Common Stock, or be deemed to have issued Common Stock in accordance with the provisions of Paragraph (a)(iii), (A)(iv), or (A)(v) above, for a consideration per share which is below the then current market price per share of the Common Stock (as defined in Paragraph A(vii) below), the following provisions shall apply. An Adjusted Fair Market Value shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

	    (a) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Corporation outstanding immediately prior to such issue or sale by the then current market price (as defined in Paragraph A (vii) below), plus (y) the consideration, if any, received by the Corporation upon such issue or sale; by

	    (b) the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale.

			The resulting number shall be deemed to be the Adjusted Fair Market Value per share. Thereafter, the Conversion
Price shall be adjusted so that the number of shares of Common
Stock, into which the shares of Series C Preferred Stock are thereafter convertible is that number of shares, multiplied by the Adjusted Fair Market Value per share, which equals the same dollar amount that is computed by multiplying the number of shares of Common Stock for which all of the shares of Series C
Preferred Stock then outstanding were convertible immediately prior to such actions by the current market price per share (as defined in Paragraph A (vii) below).

			The provisions of this Paragraph A (vi) shall not apply to an issuance or sale of shares of the Common Stock in connection with an underwritten public offering or in any transaction involving a conversion and acquisition of a savings and loan association or savings bank under applicable federal or state law or regulation.

	    (vii) For the purpose of any computation under Paragraphs A(ii) and (vi), the current market price per share of Common Stock on any date shall be deemed to be the average of the market price for 20 consecutive business days commencing 35 business days before the day in question.

	    (viii) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

	    (ix) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall mail a copy of a statement setting forth the adjusted Conversion Price determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, to each person who is a registered holder of Series C Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

	    (x) No adjustment in the Conversion Price need be made under Paragraph A (ii) above if the Corporation issues or distributes to each holder of Series C Preferred Stock evidences of indebtedness or assets referred to in such Paragraph A(ii) which each holder of Series C Preferred Stock would have been entitled to receive had the Series C Preferred Stock been converted prior to the happening of such event or the record date with respect thereto. No adjustment in the Conversion Price need be made for sales of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. No such adjustment need be made for a change in the par value of the Common Stock.
No such adjustment need be made in respect of the issuance of shares of the Common Stock upon conversion of the Corporation's Series A ESOP Non-Voting Convertible Preferred Stock or employee stock options for the purchase of up to 825,000 shares of Common Stock, so long as such employee and director stock options are exercisable and shares of Common Stock are issuable at prices no less than 95% of the current market price of the Common Stock at the time of the grant of such options.

	    (xi) Upon any issuance or sale of Common Stock for a consideration other than cash, or a consideration part of which is other than cash, of any shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities shall be issued or sold together with other shares, stock or securities or other assets of the Corporation for a consideration which covers both, the consideration for the issue or sale of such shares of Common Stock or Convertible Securities or such rights, options or warrants shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of this Corporation.

	(B) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of Series C Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series C Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of Series C Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any other shares of stock and other securities and property deliverable upon conversion of Series C Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of Series C Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

	(C) If, at any time while shares of Series C Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its stock is required, or sell or transfer all or substantially all of the assets of the Corporation, then the Corporation shall cause to be mailed to registered holders of Series C Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least twenty days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders or record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph 5(C) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

	(D) The holder of any shares of Series C Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at its principal office the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

	(E) Upon any conversion of shares of Series C Preferred Stock, no allowance, adjustment or payment shall be made with respect to accrued but unpaid dividends upon such Series C Preferred Stock or with respect to dividends on the Common Stock to be issued upon conversion.

	(F) In connection with the conversion of shares of Series C Preferred Stock into Common Stock, no fractional shares of Series
C Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest, calculated on the market price of the Common
Stock on the date of conversion.

	(G) The issuance of stock certificates on conversions of shares of Series C Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has bean paid.

	(H) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock.

	(I) Any shares of Series C Preferred Stock converted shall be retired and shall assume the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series C Preferred Stock.

	(J)  For purposes of this Section 5:

	    (i) "business day" shall mean a day on which the NASDAQ (or a successor or an equivalent or substitute organization or facility) is open for trading of securities; and

	    (ii) "Common Stock" shall mean (a) the Corporation's Common Stock, without par value, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to Paragraph A(i) above, the holder of any share of Series C Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate and price with respect to such other shares so receivable upon conversion of any share of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Section 5.

	    (iii) "Person" means a natural person, company, government or political subdivision, agency or instrumentality of a government but shall also include a "group" as that term is used in Section 13(d)(d) (or any successor provision) of the Securities Exchange Act of 1934, as amended.

	Section 6  Voting Rights.

	(A) The holders of the Series C Preferred Stock shall not be entitled to vote except as provided in this Section 6 and as otherwise provided by law.

     (B) (i) (a) If at any time the corporation shall be in default in the payment of dividends on any of the outstanding Series C Preferred Stock in an amount equivalent to or exceeding eight full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors of the corporation, subject to the provisions of Paragraph B(ii) below, shall be increased by three, and the holders of the outstanding Preferred Stock of the Corporation, voting as a separate class, shall be entitled at the next annual or special meeting of shareholders, or at a special meeting of holders of the outstanding Preferred Stock, voting as a separate class, called as hereinafter provided, to elect three directors to fill such newly created directorships.

	        (b) However, when all arrearages in dividends with respect to the Series C Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, then (x) the right of holders of the outstanding Preferred Stock to elect directors under this Paragraph a shall cease, but subject to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (y) the term of the directors then in office elected by holders of the outstanding Preferred Stock as a class shall forthwith terminate; and (z) the number of directors constituting the Board of Directors shall be reduced by the number of directors that had been elected by the holders of the outstanding Preferred Stock pursuant hereto.

	        (c) In the event that the Board of Directors of the Corporation shall be divided into two or more classes, the directors elected by the holders of the outstanding Preferred
Stock shall be distributed among the several classes of directors as nearly equally as possible.

	    (ii)  Whenever the right to elect directors by this
Section 6 shall vest, it may be exercised initially either at a special meeting of holders of the outstanding Preferred Stock or at any annual or special meeting of shareholders, but thereafter it shall be exercised only at annual shareholders meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least ten percent (10%) of the then outstanding shares of Preferred Stock; provided, however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of shareholders;

	    (iii) Any director who shall have been elected by holders of the Preferred Stock as a class pursuant to this Paragraph B shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of shareholders, and during such term may be removed for cause at any time, but may be removed without cause only by the affirmative votes of holders of record of a majority of the then outstanding shares of Preferred Stock given at a special meeting of such Shareholders called for such purposes. Any vacancy created by such removal may also be filled at such special meeting. A meeting for the removal without cause of a director elected by holders of the outstanding Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 25% of the then outstanding shares of Preferred stock. Such meeting shall be held at the earliest practicable date thereafter in accordance with the Corporation's Articles of Incorporation, Code of Regulations and applicable state law.

	    (iv) Any vacancy caused by the removal for cause or by the death, disability or resignation of a director who shall have been elected by the holders of the outstanding Preferred Stock as a class pursuant to this Section 6 may be filled only by the holders of the outstanding Preferred Stock at a meeting called for such purpose. Such meeting of the holders of the outstanding Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such removal, death, disability or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the then outstanding shares of Preferred Stock.

	    (v) If any meeting of the holders of the outstanding Preferred Stock required by this Section 6 to be called shall not have been called within ten days after receipt of a written request therefor by the Secretary of the Corporation as provided herein, or within fifteen days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding shares of Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of the outstanding Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

	    (vi) Any meeting of holders of the outstanding Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of shareholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

	(C) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Articles of Incorporation or code of Regulations, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent of the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series C Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series C Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series C Preferred Stock or (ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series C Preferred Stock in the payment of dividends or the preferential distribution of assets.

	(D) Nothing in this Section 6 shall be deemed to require any vote or consent of the holders of shares of Series C Preferred Stock in connection with the authorization or issuance of any series of Preferred Stock ranking on a parity with or junior to the Series C Preferred Stock as to dividends and/or distribution of assets.

	Section 7  Restrictions on Transfer.

	The Original Holders of the Series C Preferred Stock shall be entitled to transfer ownership of their shares only as follows:

	(A)  in a widely dispersed public offering;

	(B) in sales pursuant to Rule 144 of the Securities Act of 1933 or rules of similar import;

	(C) in sales pursuant to Rule 144A of the Securities Act of 1933, or in any other private sale in which no single purchaser acquires more than 2% of the voting shares of the Corporation; or

	(D) to Provident, to a third party that has acquired a majority of the shares of Provident or to any other Original
Holder.


	Section 8  Reports.

	So long as any shares of the Series C Preferred Stock shall be outstanding, the corporation shall provide to each holder of such shares a copy of the annual report to shareholders distributed pursuant to Rule 14a-3 of the Securities Exchange Act of 1934.

                   CERTIFICATE OF ADOPTION
                             OF
              AMENDED ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

Allen L. Davis, President, and Mark E. Magee, Secretary of
Provident Bancorp, Inc., an Ohio corporation with its principal office located in Cincinnati, Hamilton County, Ohio, do hereby certify that at a meeting of the Board of Directors of said Company held on September 23, 1993, the following resolution was adopted pursuant to Sections
1701.70(B)(3) and 1701.72(B) of the Ohio Revised Code:

RESOLVED, That the following Amended Articles of
Incorporated be, and they hereby are, adopted to consolidated and supersede the existing Articles of Incorporation, as amended and to eliminate all references to Series A ESOP Non-Voting Convertible Preferred Stock which has been redeemed:

              AMENDED ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

FIRST: The name of the corporation shall be Provident
Bancorp, Inc.

SECOND: The principal office of the corporation in the State of Ohio is to be located in the County of Hamilton, City of Cincinnati.

THIRD: The purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.93, inclusive, of the Ohio Revised Code.

FOURTH:
A) The total number of shares of all classes of stock which the Corporation shall be authorized to issue shall be:

     (i) Sixty Million (60,000,000) shares of Common Stock without par value; and
     (ii) Five Million (5,000,000) shares of non-voting,
$1.00 par, Cumulative Preferred Stock comprised of the following designated series:

(1) Series B Non-Voting Convertible Preferred Stock

Section 1. Designation of Series and Number of Shares.

Shares of such series of Preferred Stock shall be designated "Series B Non-Voting Convertible Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock"), and the number of shares which shall constitute such series shall be not more than 450,000 shares, $1 par value, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

Section 2. Dividends.

(A) The holders of record of the Series B Preferred Stock on the dates specified below shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at the rate of $8.00 per share per annum, payable quarterly on the first day of January, April, July and October in each year (each such day being hereinafter called a "dividend date" and each quarterly period ending on the last day of the calendar month preceding a dividend date being hereinafter called a "dividend period"). The holders of record of the Series B Preferred Stock entitled to receive a particular dividend payment shall be determined on the date 15 days prior to the dividend date of such payment.

(B) Dividends on the Series B Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends.

(C) So long as any Series B Preferred Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to or on parity with the Series B Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Series B Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Series B Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of Series B Preferred Stock for the then current dividend period shall have been paid or declared and sufficient funds set apart for payment thereof.

(D) Accumulations of dividends on any shares of Series B
Preferred Stock shall not bear interest.

(E) No dividend shall be paid upon or declared or set apart for any share of Series B Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series B Preferred Stock then outstanding and entitled to receive such dividend.

(F) All dividends declared on the Series B Preferred Stock for any dividend period and on any class or series of stock ranking on a parity with the Series B Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on the Series B Preferred Stock and on any class or series of stock ranking on a parity with the Series B Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same proportions that the respective dividend rates of such stock for such period bear to each other.

(G) As used herein, the word "dividends" shall not include dividends payable solely in shares of Common Stock of the Corporation or warrants or rights to subscribe for or purchase any security of the Corporation.

(H) As used herein, the phrase "set apart for payment" in respect of the payment of dividends shall not be construed as requiring deposit of any funds in trust or in any special account, but shall merely mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series B Preferred Stock shall be reserved by appropriate notation on the books of the Corporation.

(I) As used herein, the term "market price" for any date shall mean the average of the closing bid and asked price as reported by the National Association of Securities Dealers

Automated Quotation System ("NASDAQ") or National Quotation
Bureau, Inc. for that date.

Section 3. Liquidation Preference.

(A) The Series B Preferred Stock shall be preferred over the Common Stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation, and in any such event, the holders of the Series B Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of the Corporation available for distribution to its shareholders, $100 per share, and no more, together with an amount equal to all dividends accrued and unpaid thereon to the date of final distribution, for every share of the Series B Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series B Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series B Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series B Preferred Stock shall not be entitled to share therein.

(B) If upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series B Preferred Stock are not paid in full, the holders of shares of the Series B Preferred Stock, together with all classes or series of stock ranking on a parity with the Series B Preferred Stock as to distribution of assets, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series B Preferred Stock and any other class or series of stock that so ranks on a parity with the Series B Preferred Stock were paid in full.

(C) Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

(D) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and containing a statement of the conversion right set forth hereinafter, shall be given by mail, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

Section 4. Redemption.

(A) (i) The Corporation may not redeem any shares of Series B Preferred Stock prior to three years from the first date any such shares are issued. Thereafter, if at any time and from time to time the market price of the Common Stock, exceeds 140% of the Conversion Price, as defined in Section 5 hereof, for twenty (20) consecutive trading days immediately preceding a notice of redemption, all but not less than all the Series B Preferred Stock, at such time outstanding may be redeemed by the Corporation at its election expressed by resolution to the Board of Directors, upon not less than 50 days previous notice to the holders of record of the Series B Preferred Stock to be redeemed, given by mail, upon payment of $100.00 per share, together with the amount of any dividends accrued and unpaid thereon to the date fixed for redemption (the "Redemption Date").

(ii) On the Redemption Date of a redemption described in subsection (i) above, shares of Series B Preferred Stock owned by the original holders or any of their affiliates (the "Original Holders") shall not be redeemed. For purposes of this provision, an "affiliate" of any person is another person controlling, controlled by or under common control with such person. Shares which are not redeemed because of the first sentence of this subsection shall after the Redemption Date cease to accrue dividends at the rate of 8% per annum and thereafter dividends shall be paid on outstanding shares of Series B Preferred Stock if and when dividends are declared on Provident Common Stock as if such Series B Preferred Stock was converted at the Conversion Price in effect on the Redemption Date. Any shares of Series B Preferred Stock which are not redeemed on the Redemption Date because of the operation of this paragraph, which are subsequently transferred to any person other than the Original Holder, shall upon such transfer be automatically converted into Provident Common Stock at the Conversion Price in effect on the Redemption Date.

(iii) In addition to the optional redemption provided for in subsection (A) (i) above, from and after the seventh anniversary of the first date any shares of Series B Preferred Stock are first issued, the Corporation may redeem the Series B Preferred Stock at any time in whole or from time to time in part, at a price of $100.00 per share together with accrued and unpaid dividends thereon to the Redemption Date. In the case of any redemption pursuant to this provision, the Corporation shall give notice to the holders of record of the Series B Preferred Stock to be redeemed, at least 50 days prior to the Redemption Date. In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

(B) Any notice of redemption mailed to a holder of Series B Preferred Stock at his address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the Redemption Date; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the Redemption Date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the Redemption Date as hereinafter provided (such notice to state the Conversion Price, if any, at the time applicable). No defect in any such notice to any holder of Series B Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series B Preferred Stock.

(C) From and after the Redemption Date (unless default shall be made by the Corporation in paying the redemption price of the shares called for redemption, plus all accrued and unpaid dividends thereon), all dividends on the Series B Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. The respective holders of record of the Series B Preferred Stock to be redeemed shall be entitled on and after the Redemption Date to receive the redemption price at any time upon actual delivery to the Corporation of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank.

(D) Any shares of Series B Preferred Stock redeemed pursuant to the provisions of this Section 4 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series B Preferred Stock.

Section 5. Conversion.

Shares of Series B Preferred Stock may be converted at the option of the holder thereof (provided, however, that no shares of the Series B Preferred Stock shall be convertible at any time by the Original Holders) from and after the third anniversary of the date any shares of Series B Preferred Stock are first issued by the Corporation, at any time prior to the close of business on the business day next preceding the date fixed for redemption of such shares pursuant to Section 4 hereof, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 4.1667 shares of Common Stock as now constituted for each share of Series B Preferred Stock surrendered for conversion. The conversion rate expressed may also be expressed as a conversion price of $24.00 (the "Conversion Price") based on a liquidation value of each share of Series B Preferred Stock of $100.00. The conversion right is subject to the following provisions:

(A) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall (a) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a small number of shares, or (d) issue by reclassification of its shares of Common Stock any securities, the Conversion Price and terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and other securities which he would have owned or been entitled to receive immediately following such action had such share of Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Paragraph A(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash distributions made out of current or retained earnings), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock (determined as provided in Paragraph A(vii) below) at the record date mentioned below, less the then fair market value per share (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the assets or evidences of indebtedness distributed, and the denominator of which shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for determination of shareholders entitled to receive such distribution.

(iii) In case the Corporation shall issue or sell any securities convertible into shares of Common Stock ("Convertible Securities"), there shall be determined the price per share for which shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the average of the minimum and maximum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities, by (b) the maximum number of shares of Common Stock of the Corporation issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed for purposes of Section 5(A)(vi) below to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion
Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent that originally adjusted) to reflect the same, taking into account any such Convertible Securities previously converted.

(iv) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire shares of Common Stock, there shall be determined the minimum price per share for which a share of Common Stock is issuable upon the exercise of all such rights, warrants or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the average of the maximum and minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such rights, warrants or options, by (b) the maximum number of shares of Common Stock or the Corporation issuable upon the exercise of all such rights, warrants or options; and the granting of all such rights, warrants or options shall be deemed for purposes of Section 5(A)(vi) below to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of shares of Common Stock at the price per share so determined.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted
Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

(v) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of Paragraph A (iii) above, to have been issued and sold (as of the actual date of issue or sale of such Convertible Securities) for the total amount received or receivable by the Corporation as consideration for the granting of such rights, warrants or options plus the average of the maximum and minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such rights, warrants or options.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted
Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

(vi) In case the Corporation shall issue or sell its shares of Common Stock, or be deemed to have issued Common Stock in accordance with the provisions of Paragraph A(iii), (iv) or
(v) above, for a consideration per share which is below the then current market price per share of the Common Stock (as defined in Paragraph A(vii) below), the following provisions shall apply. An Adjusted Fair Market Value shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

a) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Corporation outstanding immediately prior to such issue or sale by the then current market price (as defined in Paragraph A(vii) below), plus (y) the consideration, if any, received by the Corporation upon such issue or sale; by

b) the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale.

The resulting number shall be deemed to be the Adjusted Fair Market Value per share. Thereafter, the Conversion Price shall be adjusted so that the number of shares of Common Stock, into which the shares of Series B Preferred Stock are thereafter convertible is that number of shares, multiplied by the Adjusted Fair Market Value per share, which equals the same dollar amount that is computed by multiplying the number of shares of Common Stock for which all of the shares of Series B Preferred Stock then outstanding were convertible immediately prior to such actions by the current market price per share (as defined in Paragraph A(vii) below).

The provisions of this Paragraph A(vi) shall not apply to an issuance or sale of shares of the Common Stock in connection with an underwritten public offering or in any transaction involving a conversion and acquisition of a savings and loan association or savings bank under applicable federal or state law or regulation.

(vii) For the purpose of any computation under Paragraphs A(ii) and (vi), the current market price per share of Common Stock on any date shall be deemed to be the average of the market price for 20 consecutive business days commencing 35 business days before the day in question.

(viii) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(ix) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall mail a copy of a statement setting forth the adjusted Conversion Price determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, to each person who is a registered holder of Series B Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

(x) No adjustment in the Conversion Price need be made under Paragraph A (ii) above if the Corporation issues or distributes to each holder of Series B Preferred Stock evidences of indebtedness or assets referred to in such Paragraph A(ii) which each holder of Series B Preferred Stock would have been entitled to receive had the Series B Preferred Stock been converted prior to the happening of such event or the record date with respect thereto. No adjustment in the Conversion Price need be made for sales of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. No such adjustment need be made for a change in the par value of the Common Stock. No such adjustment need be made in respect of the issuance of shares of the Common Stock upon conversion of the Corporation's Series A ESOP Non-Voting Convertible Preferred Stock or employee stock options for the purchase of up to 825,000 shares of Common Stock, so long as such employee and director stock options are exercisable and shares of Common Stock are issuable at prices no less than 95% of the current market price of the Common Stock at the time of the grant of such options.

(xi) Upon any issuance or sale of Common Stock for a consideration other than cash, or a consideration part of which is other than cash, of any shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities shall be issued or sold together with other shares, stock or securities or other assets of the Corporation for a consideration which covers both, the consideration for the issue or sale of such shares of Common Stock or Convertible Securities or such rights, options or warrants shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of this Corporation.

(B) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of Series B Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series B Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any other shares of stock and other securities and property deliverable upon conversion of Series B Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of Series B Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

(C) If, at any time while shares of Series B Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings, or
(ii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its stock is required, or sell or transfer all or substantially all of the assets of the Corporation, then the Corporation shall cause to be mailed to registered holders of Series B Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least twenty days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders or record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph C or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

(D) The holder of any shares of Series B Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at its principal office the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

(E) Upon any conversion of shares of Series B Preferred Stock, no allowance, adjustment or payment shall be made with respect to accrued but unpaid dividends upon such Series B Preferred Stock or with respect to dividends on the Common Stock to be issued upon conversion.

(F) In connection with the conversion of shares of Series B Preferred Stock into Common Stock, no fractional shares of Series B Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest, calculated on the market price of the Common Stock on the date of conversion.

(G) The issuance of stock certificates on conversions of shares of Series B Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(H) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock.

(I) Any shares of Series B Preferred Stock converted shall be retired and shall assume the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series B Preferred Stock.

(J) For purposes of this Section 5:

(i) "business day" shall mean a day on which the NASDAQ (or a successor or an equivalent or substitute organization or facility) is open for trading of securities; and

(ii) "Common Stock" shall mean (a) the Corporation's Common Stock, without par value, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to Paragraph A(i) above, the holder of any share of Series B Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate and price with respect to such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Section 5.

(iii) "Person" means a natural person, company, government or political subdivision, agency or instrumentality of a government but shall also include a "group"" as that term is used in Section 13(d)(d) (or any successor provision) of the Securities Exchange Act of 1934, as amended.

Section 6. Voting Rights.

(A) The holders of the Series B Preferred Stock shall not be entitled to vote except as provided in this Section 6 and as otherwise provided by law.

(B) (i)(a) If at any time the Corporation shall be in default in the payment of dividends on any of the outstanding Series B Preferred Stock in an amount equivalent to or exceeding eight full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors of the Corporation, subject to the provisions of Paragraph B(ii) below, shall be increased by three, and the holders of the outstanding Preferred Stock of the Corporation, voting as a separate class, shall be entitled at the next annual or special meeting of shareholders, or at a special meeting of holders of the outstanding Preferred Stock, voting as a separate class, called as hereinafter provided, to elect three directors to fill such newly created directorships.

(b) However, when all arrearages in dividends with respect to the Series B Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, then
(x) the right of holders of the outstanding Preferred Stock to elect directors under this Paragraph B shall cease, but subject to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (y) the term of the directors then in office elected by holders of the outstanding Preferred Stock as a class shall forthwith terminate; and (z) the number of directors constituting the Board of Directors shall be reduced by the number of directors that had been elected by the holders of the outstanding Preferred Stock pursuant hereto.

(c) In the event that the Board of Directors of the Corporation shall be divided into two or more classes, the directors elected by the holders of the outstanding
Preferred Stock shall be distributed among the several classes of directors as nearly equally as possible.

(ii) Whenever the right to elect directors by this Section 6 shall vest, it may be exercised initially either at a special meeting of holders of the outstanding Preferred Stock or at any annual or special meeting of shareholders, but thereafter it shall be exercised only at annual shareholders meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least ten percent (10%) of the then outstanding shares of Preferred Stock; provided, however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of shareholders;

(iii) Any director who shall have been elected by holders of the Preferred Stock as a class pursuant to this Paragraph B shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of shareholders, and during such term may be removed for cause at any time, but may be removed without cause only by the affirmative votes of holders of record of a majority of the then outstanding shares of Preferred Stock given at a special meeting of such Shareholders called for such purposes. Any vacancy created by such removal may also be filled at such special meeting. A meeting for the removal without cause of a director elected by holders of the outstanding Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 25% of the then outstanding shares of Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter in accordance with the Corporation's Articles of Incorporation, Code of Regulations and applicable state law.

(iv) Any vacancy caused by the removal for cause or by the death, disability or resignation of a director who shall have been elected by the holders of the outstanding Preferred Stock as a class pursuant to this Section 6 may be filled only by the holders of the outstanding Preferred Stock at a meeting called for such purpose. Such meeting of the holders of the outstanding Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such removal, death, disability or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the then outstanding shares of Preferred Stock.

(v) If any meeting of the holders of the outstanding Preferred Stock required by this Section 6 to be called shall not have been called within ten days after receipt of a written request therefor by the Secretary of the Corporation as provided herein, or within fifteen days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding shares of Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of the outstanding Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

(vi) Any meeting of holders of the outstanding Preferred
Stock entitled to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of shareholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

(C) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Articles of Incorporation or Code of Regulations, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent of the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series B Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series B Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series B Preferred Stock or (ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series B Preferred Stock in the payment of dividends or the preferential distribution of assets.

(D) Nothing in this Section 6 shall be deemed to require any vote or consent of the holders of shares of Series B Preferred Stock in connection with the authorization or issuance of any series of Preferred Stock ranking on a parity with or junior to the Series B Preferred Stock as to dividends and/or distribution of assets.

Section 7. Restrictions on Transfer.

The original holders of the Series B Preferred Stock shall be entitled to transfer ownership of their shares only as follows:

     (A)  in a widely dispersed public offering;
     (B) in sales pursuant to Rule 144 of the Securities Act of 1933 or rules of similar import;
     (C) in sales pursuant to Rule 144A of the Securities Act of 1933, or in any other private sale in which no single purchaser acquires more than 2% of the voting shares of the Corporation; or

(D) to Provident, to a third party that has acquired a majority of the shares of Provident or to any other original holder.

Section 8. Reports.

So long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall provide to each holder of such shares a copy of the annual report to shareholders distributed pursuant to Rule 14a-3 of the Securities
Exchange Act of 1934.

B) The Board of Directors of the corporation shall have the right to adopt amendments to the Articles in respect of any unissued or treasury shares of any class and thereby to fix or change: the division of such shares into series and the description and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series;

C) No holder of shares of any class of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

FIFTH: The minimum amount of stated capital with which the corporation will commence business shall be One Thousand
Dollars ($1,000.00).

SIXTH: The corporation shall have the right to purchase or sell any class of shares of the corporation, or to acquire, hold and dispose of shares of its own capital and rights thereto from time to time, to such extent and in such manner and upon such terms as its Board of Directors shall determine, or in any other manner authorized by law; provided, no such purchase would cause any impairment of its capital.

SEVENTH: That the provisions of Ohio Revised Code Section
1701.831 relating to control share acquisitions shall not be applicable to the corporation.

RESOLVED FURTHER, That the President and Secretary of the Corporation be, and they hereby are, authorized and directed to cause to be prepared, to execute, and to cause to be filed in the Office of the Secretary of State of the State of Ohio a Certificate of Amended Articles of Incorporation containing a copy of this resolution and a statement of the manner of adoption thereof by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, said Allen L. Davis, President and Mark
E. Magee, Secretary, of Provident Bancorp, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names this 23rd day of September, 1993.

PROVIDENT BANCORP, INC.

By: /s/ Allen L. Davis
     President

and: /s/ Mark E. Magee
     Secretary

                  Certificate of Amendment

                       By Shareholders
              to the Articles of Incorporation

                   Provident Bancorp, Inc.
                    (Name of Corporation)

     Allen L . Davis,    who is [ ] Chairman of the Board
[X] President [ ] Vice President
     and Mark E. Magee, who is [X] Secretary [ ] Assistant
Secretary

of the above named Ohio Corporation for profit with its principal location at One East Fourth Street, Cincinnati,
Hamilton County, Ohio, do hereby certify that: (check the appropriate box and complete the appropriate statement)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on October 5, 1992 , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 87% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles are adopted:

RESOLVED: That Article Four of the Company's Articles of
Incorporation be, and the same is hereby, amended to increase the number of authorized common shares so that paragraph (a) of said Article Four will read, in its entirety, as follows:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be:

(i) 60 million shares of common stock without par value; and

(ii) 5 million shares of non-voting, $1.00 Par, Cumulative
Preferred Stock.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 5th day of October, 1992.

By /s/ Allen L. Davis
     President
By /s/ Mark E. Magee
     Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

           AMENDMENT TO ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

We, the undersigned duly authorized officers of Provident
Bancorp, Inc., an Ohio corporation (the "Corporation") in accordance with the provisions of Section 1701.70(B) (1) of the Ohio Revised Code, DO HEREBY CERTIFY THAT:

WHEREAS, an amendment to Article Fourth of this Corporation's Articles of Incorporation was duly filed with the Ohio Secretary of State on October 28, 1991, which amendment created a series of 450,000 shares of Preferred
Stock, par value $1.00 per share, designated as Series B Non-
Voting Convertible Preferred Stock; and

WHEREAS, No shares of the Series B Non-Voting Convertible
Preferred Shares have been issued; and

WHEREAS, The Board of Directors now wishes to change certain restrictions on the transfer of the Series B Preferred
Shares and duly adopted the following resolution on November
12, 1991:

"RESOLVED that, Section 7 of the terms of the Corporation's Series B Non-Voting Convertible Preferred Stock, as contained in an amendment to Articles of Incorporation filed with the Ohio Secretary of State, is hereby deleted in its entirety, and substituted in place thereof is the following
Section 7:

Section 7. Restrictions on Transfer.

The original holders of the Series B Preferred Stock shall be entitled to transfer ownership of their shares only as follows.

(A) in a widely dispersed public offering

(B) in sales pursuant to Rule 144 of the Securities Act of 1933 or rules of similar import;

(C) in sales pursuant to Rule 144A of the Securities Act of 1933, or in any other private sale in which no single purchaser acquires more than 2% of the voting shares of the Corporation; or

(D) to Provident, to a third party that has acquired a majority of the shares of Provident or to any other Original
Holder.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 13th day of November, 1991.

_______________________
Name: Allen L. Davis
Title:   President

_______________________
Name: Mark E Magee
Title:   Secretary

           AMENDMENT TO ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

Pursuant to Section 1701.70(B)(1) of the Ohio Revised Code

We, the undersigned duly authorized officers of Provident
Bancorp, Inc., an Ohio corporation (the "Corporation"), in accordance with the provisions of Section 1701.70(B)(1) of the Ohio Revised Code, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by Article Fourth of the Articles of Incorporation of the Corporation, on October 25, 1991 the Board of Directors authorized the series of Preferred Stock hereinafter provided for and has adopted the following resolution creating a series of 450,000 shares of Preferred Stock, par value $1.00 per share, designated as Series B Non-Voting Convertible Preferred Stock:

"RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article Fourth of the Articles of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the preferences and other special rights of the shares of such series, and qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation of Series and Number of Shares.

The shares of such series of Preferred Stock shall be designated "Series B Non-Voting Convertible Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock"), and the number of shares which shall constitute such series shall be not more than 450,000 shares, $1 par value, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

     Section 2. Dividends.

(A) The holders of record of the Series B Preferred Stock on the dates specified below shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends cumulative preferential cash dividends, at the rate of $8.00 per share per annum, payable quarterly on the first day of January, April, July and October in each year (each such day being hereinafter called a "dividend date" and each quarterly period ending on the last day of the calendar month preceding a dividend date being hereinafter called a "dividend period"). The holders of record of the Series B Preferred Stock entitled to receive a particular dividend payment shall be determined on the date 15 days prior to the dividend date of such payment.

(B) Dividends on the Series B Preferred Stock shall be cumulative, whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends.

(C) So long as any Series B Preferred Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to or on parity with the Series B Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with the Series B Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with the Series B Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of Series B Preferred Stock for the then current dividend period shall have been paid or declared and sufficient funds set apart for payment thereof.

(D) Accumulations of dividends on any shares of Series B
Preferred Stock shall not bear interest.

(E) No dividend shall be paid upon or declared or set apart for any share of Series B Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of Series B Preferred Stock then outstanding and entitled to receive such dividend.

(F) All dividends declared on the Series B Preferred Stock for any dividend period and on any class or series of stock ranking on a parity with the Series B Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on the Series B Preferred Stock and on any class or series of stock ranking on a parity with the Series B Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same proportions that the respective dividend rates of such stock for such period bear to each other.

(G) As used herein, the word "dividends" shall not include dividends payable solely in shares of Common Stock of the Corporation or warrants or rights to subscribe for or purchase any security of the Corporation.

(H) As used herein, the phrase "set apart for payment" in respect of the payment of dividends shall not be construed as requiring deposit of any funds in trust or in any special account, but shall merely mean that out of the funds available for the payment of dividends, a sum sufficient for the payment of dividends on the Series B Preferred Stock shall be reserved by appropriate notation on the books of the Corporation.

(I) As used herein, the term "market price" for any date shall mean the average of the closing bid and asked price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or National Quotation Bureau, Inc. for that date.

     Section 3. Liquidation Preference.

(A) The Series B Preferred Stock shall be preferred over the Common Stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation, and in any such event, the holders of the Series B Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of the Corporation available for distribution to its shareholders, $100 per share, and no more, together with an amount equal to all dividends accrued and unpaid thereon to the date of final distribution, for every share of the Series B Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series B Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series B Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series B Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series B Preferred Stock shall not be entitled to share therein.

B. If upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series B Preferred Stock are not paid in full, the holders of shares of the Series B Preferred Stock, together with all classes or series of stock ranking on a parity with the Series B Preferred Stock as to distribution of assets, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series B Preferred Stock and any other class or series of stock that so ranks on a parity with the Series B Preferred Stock were paid in full.

C. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

D. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and containing a statement of the conversion right set forth hereinafter, shall be given by mail, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

     Section 4. Redemption.

(A) (i) The Corporation may not redeem any shares of Series B Preferred Stock prior to three years from the first date any such shares are issued. Thereafter, if at any time and from time to time the market price of the Common Stock, exceeds 140% of the Conversion Price, as defined in Section 5 hereof, for twenty (20) consecutive trading days immediately preceding a notice of redemption, all but not less than all the Series B Preferred Stock, at such time outstanding may be redeemed by the Corporation at its election expressed by resolution to the Board of Directors, upon not less than 50 days previous notice to the holders of record of the Series B Preferred Stock to be redeemed, given by mail, upon payment of $100.00 per share, together with the amount of any dividends accrued and unpaid thereon to the date fixed for redemption (the "Redemption Date").

(ii) On the Redemption Date of a redemption described in subsection (i) above, shares of Series B Preferred Stock owned by the original holders or any of their affiliates (the "Original Holders") shall not be redeemed. For purposes of this provision, an "affiliate" of any person is another person controlling, controlled by or under common control with such person. Shares which are not redeemed because of the first sentence of this subsection shall after the Redemption Date cease to accrue dividends at the rate of 8% per annum and thereafter dividends shall be paid on outstanding shares of Series B Preferred Stock if and when dividends are declared on Provident Common Stock as if such Series B Preferred Stock was converted at the Conversion Price in effect on the Redemption Date. Any shares of Series B Preferred Stock which are not redeemed on the Redemption Date because of the operation of this paragraph, which are subsequently transferred to any person other than the Original Holder, shall upon such transfer be automatically converted into Provident Common

Stock at the Conversion Price in effect on the Redemption
Date.

(iii) In addition to the optional redemption provided for in subsection (A) (i) above, from and after the seventh anniversary of the first date any shares of Series B Preferred Stock are first issued, the Corporation may redeem the Series B Preferred Stock at any time in whole or from time to time in part, at a price of $100.00 per share together with accrued and unpaid dividends thereon to the Redemption Date. In the case of any redemption pursuant to this provision, the Corporation shall give notice to the holders of record of the Series B Preferred Stock to be redeemed, at least 50 days prior to the Redemption Date. In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

(B) Any notice of redemption mailed to a holder of Series B Preferred Stock at his address as the same shall appear on the books of the Corporation shall be conclusively presumed to have been given whether or not the holder receives the notice. Each such notice shall state the Redemption Date; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the Redemption Date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the Redemption Date as hereinafter provided (such notice to state the Conversion Price, if any, at the time applicable). No defect in any such notice to any holder of Series B Preferred Stock shall affect the validity of the proceedings for the redemption of any other shares of such Series B Preferred Stock.

(C) From and after the Redemption Date (unless default shall be made by the Corporation in paying the redemption price of the shares called for redemption, plus all accrued and unpaid dividends thereon), all dividends on the Series B Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price as hereinafter provided, shall cease and terminate. The respective holders of record of the Series B Preferred Stock to be redeemed shall be entitled on and after the Redemption Date to receive the redemption price at any time upon actual delivery to the Corporation of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank.

(D) Any shares of Series B Preferred Stock redeemed pursuant to the provisions of this Section 4 shall be retired and given the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series B Preferred Stock.

     Section 5. Conversion.

Shares of Series B Preferred Stock may be converted at the option of the holder thereof (provided, however, that no shares of the Series B Preferred Stock shall be convertible at any time by the Original Holders) from and after the third anniversary of the date any shares of Series B Preferred Stock are first issued by the Corporation, at any time prior to the close of business on the business day next preceding the date fixed for redemption of such shares pursuant to Section 4 hereof, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 4.1667 shares of Common Stock as now constituted for each share of Series B Preferred Stock surrendered for conversion. The conversion rate expressed may also be expressed as a conversion price of $24.00 (the "Conversion Price") based on a liquidation value of each share of Series B Preferred Stock of $100.00. The conversion right is subject to the following provisions:

(A) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall (a) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a small number of shares, or (d) issue by reclassification of its shares of Common Stock any securities, the Conversion Price and terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and other securities which he would have owned or been entitled to receive immediately following such action had such share of Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Paragraph A(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash distributions made out of current or retained earnings), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock (determined as provided in Paragraph A(vii) below) at the record date mentioned below, less the then fair market value per share (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the assets or evidences of indebtedness distributed, and the denominator of which shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for determination of shareholders entitled to receive such distribution.

(iii) In case the Corporation shall issue or sell any securities convertible into shares of Common Stock ("Convertible Securities"), there shall be determined the price per share for which shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the average of the minimum and maximum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities, by (b) the maximum number of shares of Common Stock of the Corporation issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed for purposes of Section 5(A)(vi) below to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion
Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent that originally adjusted) to reflect the same, taking into account any such Convertible Securities previously converted.

(iv) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire shares of Common Stock, there shall be determined the minimum price per share for which a share of Common Stock is issuable upon the exercise of all such rights, warrants or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the average of the maximum and minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such rights, warrants or options, by (b) the maximum number of shares of Common Stock or the Corporation issuable upon the exercise of all such rights, warrants or options; and the granting of all such rights, warrants or options shall be deemed for purposes of Section 5(A)(vi) below to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of shares of Common Stock at the price per share so determined.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted
Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

(v) In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of Paragraph A (iii) above, to have been issued and sold (as of the actual date of issue or sale of such Convertible Securities) for the total amount received or receivable by the Corporation as consideration for the granting of such rights, warrants or options plus the average of the maximum and minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such rights, warrants or options.

If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted
Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same, taking into account any such rights, warrants or options previously exercised.

(vi) In case the Corporation shall issue or sell its shares of Common Stock, or be deemed to have issued Common Stock in accordance with the provisions of Paragraph A(iii), (iv) or
(v) above, for a consideration per share which is below the then current market price per share of the Common

Stock (as defined in Paragraph A(vii) below), the following provisions shall apply. An Adjusted Fair Market Value shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

a) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Corporation outstanding immediately prior to such issue or sale by the then current market price (as defined in Paragraph A(vii) below), plus (y) the consideration, if any, received by the Corporation upon such issue or sale; by

b) the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale.

The resulting number shall be deemed to be the Adjusted Fair Market Value per share. Thereafter, the Conversion Price shall be adjusted so that the number of shares of Common Stock, into which the shares of Series B Preferred Stock are thereafter convertible is that number of shares, multiplied by the Adjusted Fair Market Value per share, which equals the same dollar amount that is computed by multiplying the number of shares of Common Stock for which all of the shares of Series B Preferred Stock then outstanding were convertible immediately prior to such actions by the current market price per share (as defined in Paragraph A(vii) below).

The provisions of this Paragraph A(vi) shall not apply to an issuance or sale of shares of the Common Stock in connection with an underwritten public offering or in any transaction involving a conversion and acquisition of a savings and loan association or savings bank under applicable federal or state law or regulation.

(vii) For the purpose of any computation under Paragraphs A(ii) and (vi), the current market price per share of Common Stock on any date shall be deemed to be the average of the market price for 20 consecutive business days commencing 35 business days before the day in question.

(viii) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

(ix) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall mail a copy of a statement setting forth the adjusted Conversion Price determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, to each person who is a registered holder of Series B Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

(x) No adjustment in the Conversion Price need be made under Paragraph A (ii) above if the Corporation issues or distributes to each holder of Series B Preferred Stock evidences of indebtedness or assets referred to in such Paragraph A(ii) which each holder of Series B Preferred Stock would have been entitled to receive had the Series B Preferred Stock been converted prior to the happening of such event or the record date with respect thereto. No adjustment in the Conversion Price need be made for sales of Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest. No such adjustment need be made for a change in the par value of the Common Stock. No such adjustment need be made in respect of the issuance of shares of the Common Stock upon conversion of the Corporation's Series A ESOP Non-Voting Convertible Preferred Stock or employee stock options for the purchase of up to 825,000 shares of Common Stock, so long as such employee and director stock options are exercisable and shares of Common Stock are issuable at prices no less than 95% of the current market price of the Common Stock at the time of the grant of such options.

(xi) Upon any issuance or sale of Common Stock for a consideration other than cash, or a consideration part of which is other than cash, of any shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock or Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire any shares of Common Stock or Convertible Securities shall be issued or sold together with other shares, stock or securities or other assets of the Corporation for a consideration which covers both, the consideration for the issue or sale of such shares of Common Stock or Convertible Securities or such rights, options or warrants shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of this Corporation.

(B) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the

Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of Series B Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series B Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any other shares of stock and other securities and property deliverable upon conversion of Series B Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of Series B Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

(C) If, at any time while shares of Series B Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings, or
(ii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its stock is required, or sell or transfer all or substantially all of the assets of the Corporation, then the Corporation shall cause to be mailed to registered holders of Series B Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least twenty days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or
(y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders or record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph C or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

(D) The holder of any shares of Series B Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at its principal office the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

(E) Upon any conversion of shares of Series B Preferred Stock, no allowance, adjustment or payment shall be made with respect to accrued but unpaid dividends upon such Series B Preferred Stock or with respect to dividends on the Common Stock to be issued upon conversion.

(F) In connection with the conversion of shares of Series B Preferred Stock into Common Stock, no fractional shares of Series B Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest, calculated on the market price of the Common Stock on the date of conversion.

(G) The issuance of stock certificates on conversions of shares of Series B Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(H) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock.

(I) Any shares of Series B Preferred Stock converted shall be retired and shall assume the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series B Preferred Stock.

(J) For purposes of this Section 5:

(i) "business day" shall mean a day on which the NASDAQ (or a successor or an equivalent or substitute organization or facility) is open for trading of securities; and

(ii) "Common Stock" shall mean (a) the Corporation's Common Stock, without par value, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to Paragraph A(i) above, the holder of any share of Series B Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate and price with respect to such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Section 5.

(iii) "Person" means a natural person, company, government or political subdivision, agency or instrumentality of a government but shall also include a "group" as that term is used in Section 13(d)(d) (or any successor provision) of the Securities Exchange Act of 1934, as amended.

     Section 6. Voting Rights.

(A) The holders of the Series B Preferred Stock shall not be entitled to vote except as provided in this Section 6 and as otherwise provided by law.

(B) (i) (a) If at any time the Corporation shall be in default in the payment of dividends on any of the outstanding Series B Preferred Stock in an amount equivalent to or exceeding eight full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors of the Corporation, subject to the provisions of Paragraph B(ii) below, shall be increased by three, and the holders of the outstanding Preferred Stock of the Corporation, voting as a separate class, shall be entitled at the next annual or special meeting of shareholders, or at a special meeting of holders of the outstanding Preferred Stock, voting as a separate class, called as hereinafter provided, to elect three directors to fill such newly created directorships.

(b) However, when all arrearages in dividends with respect to the Series B Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart, then (x) the right of holders of the outstanding Preferred Stock to elect directors under this Paragraph B shall cease, but subject to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (y) the term of the directors then in office elected by holders of the outstanding Preferred Stock as a class shall forthwith terminate; and (z) the number of directors constituting the Board of Directors shall be reduced by the number of directors that had been elected by the holders of the outstanding Preferred Stock pursuant hereto.

(c) In the event that the Board of Directors of the Corporation shall be divided into two or more classes, the directors elected by the holders of the outstanding
Preferred Stock shall be distributed among the several classes of directors as nearly equally as possible.

(ii) Whenever the right to elect directors by this Section 6 shall vest, it may be exercised initially either at a special meeting of holders of the outstanding Preferred Stock or at any annual or special meeting of shareholders, but thereafter it shall be exercised only at annual shareholders meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least ten percent (10%) of the then outstanding shares of Preferred Stock; provided, however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of shareholders;

(iii) Any director who shall have been elected by holders of the Preferred Stock as a class pursuant to this

Paragraph B shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of shareholders, and during such term may be removed for cause at any time, but may be removed without cause only by the affirmative votes of holders of record of a majority of the then outstanding shares of Preferred Stock given at a special meeting of such Shareholders called for such purposes. Any vacancy created by such removal may also be filled at such special meeting. A meeting for the removal without cause of a director elected by holders of the outstanding Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 25% of the then outstanding shares of Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter in accordance with the Corporation's Articles of Incorporation, Code of Regulations and applicable state law.

(iv) Any vacancy caused by the removal for cause or by the death, disability or resignation of a director who shall have been elected by the holders of the outstanding Preferred Stock as a class pursuant to this Section 6 may be filled only by the holders of the outstanding Preferred Stock at a meeting called for such purpose. Such meeting of the holders of the outstanding Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such removal, death, disability or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the then outstanding shares of Preferred Stock.

(v) If any meeting of the holders of the outstanding Preferred Stock required by this Section 6 to be called shall not have been called within ten days after receipt of a written request therefor by the Secretary of the Corporation as provided herein, or within fifteen days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding shares of Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of the outstanding Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

(vi) Any meeting of holders of the outstanding Preferred
Stock entitled to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of shareholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

(C) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Articles of Incorporation or Code of Regulations, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent of the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series B Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series B Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series B Preferred Stock or (ii) authorize the issuance of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series B Preferred Stock in the payment of dividends or the preferential distribution of assets.

(D) Nothing in this Section 6 shall be deemed to require any vote or consent of the holders of shares of Series B Preferred Stock in connection with the authorization or issuance of any series of Preferred Stock ranking on a parity with or junior to the Series B Preferred Stock as to dividends and/or distribution of assets.

     Section 7. Restrictions on Transfer.

The Original Holders of the Series B Preferred Stock shall be entitled to transfer ownership of their shares only as follows:

(A) in a widely dispersed public offering;

(B) in sales pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 or rules of similar import;

(C) in a private sale in which no single purchaser acquires more than 2% of the voting share of the Corporation;

(D) to Provident, to a third party that has acquired a majority of the shares of Provident or to any other Original
Holder; or

(E) in any other transaction approved by the Board of Governors of the Federal Reserve System, and as long as the Corporation is a savings and loan holding company, the Office Thrift Supervision, or any other governmental agency having jurisdiction over the operation or change in control of the Corporation.

     Section 8. Reports.

So long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall provide to each holder of such shares a copy of the annual report to shareholders distributed pursuant to Rule 14a-3 of the Securities
Exchange Act of 1934.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 25th day of October, 1991.

_________________________
Name: Allen L. Davis
Title:   President

ATTEST:

_________________________
Name: Mark Magee
Title:   Secretary

                    CERTIFICATE OF MERGER

The undersigned, Allen L. Davis and Leslie C. Nomeland, President and Secretary, respectively, of Provident Bancorp, Inc., an Ohio corporation ("Provident Bancorp"), and Elmer
J. Haas, Jr. and Betty J. Haas, Chairman of the Board and Secretary, respectively, of Northern Kentucky Financial Corporation, a Kentucky corporation, ("NKFC"), hereby certify as follows:

(1) Attached hereto as Exhibit "A" is a true and correct copy of the Plan and Agreement to Merge Northern Kentucky
Financial Corporation with and into Provident Bancorp, Inc., dated as of March 26, 1990 (the "Agreement").

(2) Pursuant to the terms of the Agreement, NKFC is to be merged with and into Provident Bancorp, with Provident
Bancorp being the surviving corporation of the merger.

(3) Approval of the Shareholders of Provident Bancorp is not required to consummate the merger.

(4) Approval of the Shareholders of NKFC is not required to consummate the merger.

(5) On March 23, 1990, all of the directors of Provident
Bancorp voted in favor of the Agreement by unanimous written consent.

(6) On March 26, 1990, all of the directors of NKFC voted in favor of the Agreement by unanimous written consent.

(7) The effective date of the Merger shall be the 30th day of March, 1990.

IN WITNESS WHEREOF, we have hereunto set our hands as of the 26th day of March, 1990.

_________________________________        _______________________
Elmer J. Haas, Jr.,                      Allen L. Davis,
Chairman of the Board                    President
Northern Kentucky Financial Corporation  Provident Bancorp, Inc.

_________________________________        _______________________
Betty J. Haas,                           Leslie C. Nomeland,
Secretary                                Secretary
Northern Kentucky Financial Corporation  Provident Bancorp, Inc.

                PLAN AND AGREEMENT OF MERGER
                             OF
           NORTHERN KENTUCKY FINANCIAL CORPORATION
                  (A Kentucky Corporation)

                            INTO

                   PROVIDENT BANCORP, INC.
                    (An Ohio Corporation)

THIS PLAN AND AGREEMENT OF MERGER made this 26th day of March, 1990 (hereinafter "Agreement of Merger"), pursuant to the Ohio General Corporation law by and between Northern Kentucky Financial Corporation, a Kentucky corporation (hereinafter "NKFC") and PROVIDENT BANCORP, INC., an Ohio corporation (hereinafter "PROVIDENT BANCORP" or "Surviving Corporation") NKFC and PROVIDENT BANCORP (being hereinafter sometimes jointly referred to as "Constituent Corporations").

WHEREAS, NKFC has authorized 2000 shares of no par common stock, of which 1000 shares are outstanding and owned solely by Provident Bancorp; and

WHEREAS, PROVIDENT BANCORP has authorized 20,000,000 shares of no par common stock, of which 7,750,808 shares are outstanding; and 5,000,000 shares $1 par value preferred stock, of which 52,379 shares are outstanding

WHEREAS, the Board of Directors of NKFC and the Board of Directors of PROVIDENT BANCORP deem it advisable for the general welfare of such corporations that NKFC merge with and into Provident Bancorp on the terms and conditions hereinafter set forth; and

WHEREAS, the Board of Directors of each of the Constituent
Corporations have, by an action taken in writing by all of the Directors of the Constituent Corporations, duly adopted and approved this Agreement of Merger.

NOW, THEREFORE, in consideration of the above premises and the mutual agreements herein contained, the Constituent
Corporations have agreed and do hereby agree to merge upon the terms and conditions as set forth below.

(1) Merger NKFC hereby agrees to and shall merge into PROVIDENT BANCORP and upon the effective date of such merger as hereinafter specified, NKFC shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Kentucky, its state of incorporation.

(2) Name. The name of the Surviving Corporation shall remain
PROVIDENT BANCORP, INC.

(3) State of Incorporation and Principal Office. The
Surviving Corporation shall remain an Ohio corporation and this merger shall be effective pursuant to the Ohio General
Corporation Law. The principal office of the Surviving
Corporation shall be One East Fourth Street, Cincinnati,
Hamilton county, State of Ohio.

(4) Purposes. The purposes of the Surviving Corporation shall be as set forth in the Articles of Incorporation of PROVIDENT BANCORP, INC.

(5) Directors of Surviving Corporation. The Directors of
PROVIDENT BANCORP shall continue as such and shall hold office until their respective successors have been duly elected and qualified.

(6) Registered Agent. CT Corporation System, Carew Tower,
Suite 813, Cincinnati, Ohio 45202 shall be the Resident
Agent upon whom service of process, tax notices, and demands against the Surviving Corporation may be served.

(7) Mode of Effecting Merger. The mode of carrying said merger into effect, and the manner and bases of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as follows: The shares of PROVIDENT BANCORP issued and outstanding prior to the merger shall remain issued and outstanding after the merger and upon the effective date of the merger the currently issued and outstanding shares of common stock of NKFC shall be eliminated, and the certificates representing the same shall be surrendered and cancelled.

(8) Assets and Liabilities. The assets and liabilities of the Surviving Corporation shall be recorded on the books of PROVIDENT BANCORP in the amounts by which they are stated on NKFC's books immediately prior to the effective date of the merger. The aggregate stated capital, capital surplus, and earned surplus of the Surviving Corporation shall be respectively, the aggregate stated capital, capital surplus, and earned surplus of the Constituent Corporations.

(9) Effective Date. The effective date of this merger shall be March 30, 1990. Each of the Constituent Corporations hereto, hereby agree to do promptly all such acts and to take promptly all such measures as may be appropriate to enable them to perform as early as practicable the covenants and agreements herein provided to be performed by them.

(10) Articles of Incorporation and Code of Regulations. The
Articles of Incorporation and Code of Regulations of PROVIDENT BANCORP shall be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

(11) Due Authorization. This Agreement of Merger has been duly authorized by the respective Boards of Directors of each of the Constituent Corporations.

(12) Counterparts. This Agreement of merger may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Constituent Corporations have caused their respective corporate names to be signed hereto, by their respective President and Secretary thereunto duly authorized by the Board of Directors of each of the Constituent Corporations.

NORTHERN KENTUCKY FINANCIAL        PROVIDENT BANCORP, INC.
CORPORATION

By:____________________________    By:______________________


By:____________________________    By:______________________

                    CERTIFICATE OF MERGER

The undersigned, Allen L. Davis, President of Provident Bancorp, Inc., an Ohio corporation ("Provident"), and Leslie
C. Nomeland, Secretary of Provident, hereby certify that the Plan and Agreement to Merge Northern Kentucky Trustcorp, Inc. with and into Provident Bancorp, Inc. ("Agreement"), dated as of April 28, 1989, between Provident and Northern Kentucky Trustcorp, Inc., a Kentucky corporation ("Trustcorp"), a copy of which Agreement is attached hereto as Exhibit "A", was approved by the Board of Directors of Provident at a Meeting of the Directors held on April 25, 1989. Pursuant to Ohio Revised Code S1701.78(D), the Agreement is not required to be adopted by shareholders of Provident. Attached hereto as Exhibit "B" is a true and correct copy of an Amendment to the Articles of Incorporation of Provident increasing the number of authorized shares of common stock to 20,000,000, which was filed with the Secretary of State of Ohio on May 30, 1989. Attached hereto as Exhibit "C" is a true and correct copy of an Amendment to the Articles of Incorporation of Provident designating 70,000 shares of authorized preferred stock as Series A ESOP Non-Voting Convertible Preferred Stock, which was filed with the Secretary of State of Ohio on September 28, 1989. Exhibits "B" and "C" are incorporated herein and into the Agreement by reference.

The undersigned, Elmer J. Haas, Jr., Chairman of the Board of Trustcorp, and Betty J. Haas, Secretary of Trustcorp, hereby certify that the Agreement attached hereto was approved by the Board of Directors of Trustcorp at a Meeting of the Directors held on April 29, 1989 and duly adopted by the Shareholders of Trustcorp at a Special Meeting of Shareholders held on September 19, 1989.

The effective date of the Merger shall be 10:00 A.M., January 16, 1990.

IN WITNESS WHEREOF, we have hereunto set our hands as of the 16th day of January, 1990.

_________________________     ____________________________
Allen L. Davis, President     Elmer J. Haas, Jr., Chairman
Provident Bancorp, Inc.         of the Board
                              Northern Kentucky Trustcorp, Inc.

_________________________     ___________________________
Leslie C. Nomeland, Secretary Betty J Haas, Secretary
Provident Bancorp, Inc.       Northern Kentucky Trustcorp, Inc.

                          EXHIBIT A

                                             CONFORMED COPY


                     PLAN AND AGREEMENT

                             TO

                            MERGE

              NORTHERN KENTUCKY TRUSTCORP, INC.

                        WITH AND INTO

                   PROVIDENT BANCORP, INC.

                 Dated as of April 28, 1989

                      PLAN AND AGREEMENT TO MERGE
                   NORTHERN KENTUCKY TRUSTCORP, INC.
                 WITH AND INTO PROVIDENT BANCORP, INC.
                      Dated as of April 28, 1989

                          Table Of Contents*

Section                                                       Page

          Recitals                                              1

      I.  Merger of Trustcorp into Provident                    2
          1.1 Merger                                            2
          1.2 Effective Time of the Merger                      3
          1.3 Effect of Merger                                  3
          1.4 Board of Directors of Surviving
                Corporation                                     3
          1.5 Articles of Incorporation Of Surviving
                Corporation                                     3

     II.  Conversion and Exchange of Shares                     4
          2.1 Conversion of Shares                              4
          2.2 Exchange of Certificates                          5
          2.3 First Refusal Purchase Option                     7

     III. Representations and Warranties of
            Trustcorp                                           8
          3.1 Organization and Capitalization                   8
          3.2 Authority                                        10
          3.3 Subsidiaries                                     11
          3.4 Stock Options and Other Arrangements             11
          3.5 Financial Statements                             11
          3.6 Liabilities                                      11
          3.7 Claims                                           12
          3.8 Assets                                           12
          3.9 Adequate Reserves                                12
          3.10 Operations Since December 31, 1988              12
          3.11 Taxes                                           13
          3.12 Loans, Loan Pools, Leases                       14
          3.13 Insurance                                       14
          3.14 Contracts                                       15
          3.15 Employee Benefit Plans                          15
          3.16 No Default                                      17

*This Table of Contents is included for convenience and does not form a part of, or affect any construction or interpretation of, this Agreement.

Section                                                       Page

          3.17 Proxy Statement                                 17
          3.18 Compliance with Laws                            17
          3.19 Full Disclosure                                 18

     IV.  Representations and Warranties of
             Provident                                         18
          4.1 Organization and Capitalization                  18
          4.2 Authority                                        18
          4.3 Financial Statements                             19
          4.4 Liabilities                                      19
          4.5 Claims                                           19
          4.6 No Default                                       20
          4.7 Power and Authority and Board Approval           20
          4.8 Registration Statement                           20

     V.   Registration of Provident Common Stock               21

     VI.  Conditions Precedent to the Obligations of
             Provident and Trustcorp                           22
          6.1 Necessary Approvals                              22
          6.2 Shareholder Approval                             22
          6.3 Effectiveness of Registration Statement          22

     VII. Conditions to Obligations Of Provident               22
          7.1 Representations and Warranties True;
                Covenants and Obligations Performed            22
          7.2 Access to Books and Records and
                Condition of Assets                            23
          7.3 No Material Adverse Change                       23
          7.4 No Litigation                                    23
          7.5 Approval of Counsel to Certain Legal
               Matters                                         23
          7.6 Opinion Of Counsel                               24
          7.7 Auditor's Comfort Letter                         26
          7.8 Loan Modifications                               27
          7.9 Dissenting Shareholders                          27
          7.10 Notice of Redemption                            27

     VIII. Conditions to Obligations Of Trustcorp              28
          8.1 Representations and Warranties True;
                Covenants; and Obligations Performed           28
          8.2 No Material Adverse Change                       28
          8.3 Approval of Counsel to Certain
                Legal Matters                                  28
          8.4 No Litigation                                    28
          8.5 Approval of Counsel                              28
          8.6 Opinion of Counsel                               29

Section                                                       Page

     IX.  Covenants of Trustcorp                               30
          9.1 Access to Properties and Records                 30
          9.2 Operations Pending Merger                        30
          9.3 Best Efforts to Expedite Closing                 32
          9.4 Notice of Redemption                             32

     X.   Covenants of Provident                               33
          10.1 Best Efforts                                    33
          10.2 Registered Shares                               33
          10.3 Filing of Reports                               33

     Xl.  Shareholders' Meeting                                33

     XII. Termination of Merger Agreement                      33

     XIII. Brokers                                             34

     XIV. Indemnification                                      34

     XV.  Notices                                              35

     VI.  Governing Law                                        36

     XVII. Captions; Counterparts                              36

     XVIII. Entire Agreement                                   37

     XIX  Waiver; Modification; Assignment                     37

     XX.  Recourse                                             37

          Signatures                                           38

                   INDEX OF DEFINED TERMS*

                              WHERE
     TERM                     DEFINED                PAGE

     Act                      2.2 (d)                  6
     Agreement                Preamble                 1
     Bank                     Recital C                1
     Benefit Plans            3.15 (a)                15
     Benefit Plans Schedule   3.15 (a)                15
     Claims Schedule          3.7                     12
     Closing                  1.2                      3
     Code                     1.1 (b)                  3
     Commission               3.17 (a)                17
     Contract Schedule        3.14                    15
     Disclosure Package       3.1 (a)                  9
     ERISA                    3.15 (a)                15
     Financial Statements     3.5                     11
     Insurance Schedule       3.13                    14
     Lease Schedule           3.12 (c)                14
     Litigation Letter        7.3 (a)                 23
     Loan Schedule            3.12 (a)                14
     Merger                   Recital E                2

*This Index of Defined Terms is included for convenience and does not form a part of, or affect any construction or interpretation of, this Agreement.

                              WHERE
     TERM                     DEFINED                PAGE

     Merger Subsidiary        1.1 (b)                  2
     NKFC                     Recital D                2
     Notice of Proposed Sale  2.3 (a)                  7
     Notice of Redemption     3.1 (b)                  9
     Operations Schedule      3.10                    12
     Pension Plan             3.15 (c)                15
     Permitted Encumbrances   3.8                     12
     Provident                Preamble                 1
     Provident Common Stock   Recital A                1
     Provident Financial Statements 4.3               19
     Proxy Statement          3.17 (a)                17
     Purchase Option          2.3                      7
     Real Property Schedule   3.8                     12
     Redemption Couponholder List 3.1 (b)             10
     Registration Statement   3.17 (a)                17
     Securities Schedule      3.8                     12
     Selling Shareholder      2.3 (a)                  7
     Shareholder List         3.1 (a)                  9
     Subsidiaries             3.3                     11
     Trustcorp                Preamble                 1
     Trustcorp Common Stock   Recital B                1

                 PLAN AND AGREEMENT TO MERGE
              NORTHERN KENTUCKY TRUSTCORP, INC.
            WITH AND INTO PROVIDENT BANCORP, INC.

This Plan and Agreement To Merge dated as of April 28, 1989
(this "Agreement") is entered into between PROVIDENT
BANCORP, INC. ("Provident") and NORTHERN KENTUCKY
TRUSTCORP, INC.("Trustcorp").

                          Recitals

A. Provident is a bank holding company and Ohio corporation having its main office at One East Fourth Street, Cincinnati, Ohio 45202. Provident's authorized capital stock consists of (i) Ten Million (10,000,000) shares of common stock, no par value, (the "Provident Common Stock"), of which Seven Million Six Hundred Thirteen Thousand Four Hundred Three (7,613,403) shares have been validly issued, are outstanding, are fully paid and non-accessible, and none of which shares are held by Provident as treasury stock, and (ii) Five Million (5,000,000) shares of preferred stock, One Dollar ($1.00) par value, of which none are outstanding.

B. Trustcorp is a bank holding company and Kentucky corporation having its main office at 3701 Alexandria Pike, U.S. 27, Cold Spring, Kentucky 41076. Trustcorp's authorized capital stock consists of Six Hundred Fifty Thousand (650,000) shares of capital stock of which (i) Fifty
Thousand (50,000) shares are designated as no par value preferred shares, of which none are outstanding, and (ii) Six Hundred Thousand (600,000) shares are designated as $5 par value Class R common shares (the "Trustcorp Common Stock") of which Three Hundred Eighteen Thousand Four Hundred Seven (318,407) shares have been validly issued, are outstanding, are fully paid and non-assessable (except for those shares which are being held for issuance upon surrender by former shareholders of Bank of their respective Bank stock certificates), and none of which shares are held by Trustcorp as treasury stock.

C. Northern Kentucky Bank & Trust, Inc. ("Bank") is a Kentucky banking corporation with its main office at Main Street and U.S. 27, Alexandria, Kentucky 41001. Bank's authorized capital stock consists of Six Hundred Thousand (600,000) shares of common stock designated as follows:
45,000 shares of Class A common stock; 45,000 shares of Class B common stock; 45,000 shares of Class C common stock; 45,000 shares of Class D common stock; 45,000 shares of Class E common stock; and 375,000 shares of Class R common stock. Of the total 600,000 authorized shares,

345,000 shares are issued and outstanding as follows: 45,000 Class A; 45,000 Class B; 45,000 Class C; 45,000 Class D; 45,000 Class E; and 120,000 Class R, which shares have been validly issued, are outstanding, are fully paid and non-assessable, and owned by Trustcorp, except for 309,985 shares which have been pledged to Huntington Bank of Kenton County, Inc. to secure an open line of credit up to $1,500,000.

D. Northern Kentucky Financial Corporation ("NKFC") is a Kentucky corporation with its; main office at 7955 Mall Road, Florence, Kentucky 41042. NKFC's authorized capital stock consists of Two Thousand (2,000) shares of common stock of which One Thousand (1,000) shares have been validly issued, are outstanding, are fully paid and non-assessable, and owned by Trustcorp.

E. The respective boards of directors of Provident and Trustcorp deem it advisable and for the benefit of their respective corporations and shareholders that Trustcorp merge with and into Provident on the terms and conditions hereinafter set forth (the "Merger").

NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                          ARTICLE I

             Merger of Trustcorp into Provident

1.1 Merger.

(a) At the effective time of the Merger (as described in Section 1.2), Trustcorp shall merge into Provident and the surviving corporation shall continue its existence under the laws of the State of Ohio under the name "Provident Bancorp, Inc.," or such other name as provided in the Articles of Incorporation of Provident immediately prior to the Effective Time.

(b) At the election of Provident and notwithstanding any other provision hereof to the contrary, the Merger may be restructured as a triangular merger to provide for (i) the addition as a party hereto of a corporation to be organized and wholly-owned by Provident ("Merger Subsidiary"), and
(ii) the merger of Trustcorp into Merger Subsidiary or the merger of Merger Subsidiary into Trustcorp; provided, however, such restructure to a triangular merger format shall not materially adversely affect the kind and amount of Provident securities and other consideration into which presently outstanding Trustcorp

Common Stock shall be converted, nor the consequences under the Internal Revenue Code of 1986, as amended (the "Code") to holders of Trustcorp Common Stock. Provident shall not be deemed to have breached any of its representations, warranties, or covenants herein solely by reason of such election. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide, if appropriate, inter alia, that Merger Subsidiary or Trustcorp, shall be the "surviving corporation".

1.2 Effective Time of the Merger. The closing of the Merger (the "Closing") shall occur as soon as practicable, and in any event within ten (10) days, following receipt of all shareholder and regulatory approvals and expiration of applicable waiting periods, if any. The last action taken in connection with the Closing shall be the filing of a Certificate of Merger with respect to this Agreement with the Secretary of State of Ohio and Articles of Merger with respect to this Agreement with the Secretary of State of the Commonwealth of Kentucky. The Merger shall become effective as of 11:59 p.m. on the day on which such Certificate of Merger is filed with the Secretary of State of the State of Ohio, and such Articles of Merger are filed with the Secretary of State of the Commonwealth of Kentucky or such other date as is specified in such Certificate and Articles of Merger.

1.3 Effect of Merger. Upon the Merger becoming effective, the separate corporate existence of Trustcorp shall cease, and Trustcorp shall be merged into and continued in Provident, which shall be deemed to be the "Surviving Corporation," pursuant to the provisions of and with the effect provided in the Ohio General Corporation Law and Kentucky Business Corporation Act. The Surviving
Corporation shall possess all the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of a corporation organized and existing under the laws of the State of Ohio.

1.4 Board of Directors of Surviving Corporation. The present Board of Directors of Provident shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting of the shareholders of the Surviving Corporation or until such time as their successors have been elected and have qualified.

1.5 Articles of Incorporation of Surviving Corporation. Upon the Merger becoming effective, the Articles of Incorporation of the Surviving Corporation shall read in their entirety as in effect on the date thereof.

                         ARTICLE II
              Conversion and Exchange of Shares

2.1 Conversion of Shares. The manner of converting shares of Trustcorp into shares of Provident shall be as follows:

(a) Each share of Trustcorp Common stock issued and outstanding at the effective time of the Merger, by virtue of the Merger and at the effective time of the Merger, shall be converted into and become, without action on the part of the holder thereof, that fraction of a share of Provident Common Stock which shall result from dividing One Hundred Seventy Nine Thousand Four Hundred Ninety (179,490) (being the total number of shares of Provident Common Stock issuable upon the Merger becoming effective) by the number of shares of Trustcorp Common Stock issued and outstanding upon the Merger becoming effective. Each shareholder of Trustcorp Common Stock who becomes entitled to receive shares of Provident Common Stock by virtue of the Merger shall have the option of electing to receive cash in lieu of any or all of such shares of Provident Common Stock on the basis of Twenty Six Dollars ($26) cash per share. Notwithstanding the foregoing provision, if holders of more than fifty percent (50%) of the shares of Trustcorp Common Stock elect to receive cash in lieu of Provident Common Stock (or give notice of their dissent from the Merger and demand to be paid for their Trustcorp Common stock pursuant to the statutory right to dissent referred to in Section 2.2(a) hereof), each such holder's Trustcorp shares to be exchanged for cash in lieu of Provident Common Stock pursuant to the foregoing provision shall be reduced pro rata such that the maximum number of shares of Trustcorp Common Stock exchanged for cash in lieu of Provident Stock (or for which payment is demanded pursuant to the aforesaid statutory dissenter's rights) is no more than fifty percent (50%) of the total number of shares of Trustcorp Common Stock outstanding at the effective time of the Merger.

(b) Each share or Trustcorp Common stock, if any, held in the treasury of Trustcorp immediately prior to the effective time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

(c) The exchange ratio determined as set forth in Section
2.1(a) shall be subject to a mutually agreeable and proportionate adjustment in the event that prior to the effective time of the Merger, the Provident Common Stock shall have been without fair consideration changed into or exchanged for a different number or amount of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Provident's capitalization.

2.2 Exchange of Certificates. The manner of exchanging
Trustcorp Common Stock for Provident Common Stock or cash in lieu thereof shall be as follows:

(a) At the effective time of the Merger, each holder of a certificate evidencing outstanding shares of Trustcorp Common Stock, upon surrender of such certificate (or evidence of the loss or theft of same as hereinafter provided) as directed by Provident at or after the effective time of the Merger, free, clear and unencumbered, shall be entitled to receive as soon as practicable following the Merger a certificate representing such number of shares of Provident Common Stock or amount of cash into which the shares of Trustcorp Common Stock represented by the surrendered certificate shall have been converted as provided in this Article II. No such conversion shall be deemed to be made in respect of any shares of Trustcorp Common Stock the holder of which shall have properly exercised dissenters rights with respect thereto pursuant to Kentucky Revised Statute Sections 271B.13-010 through 271B.13-310, such holder to have only the rights with respect to such shares as are provided in said Kentucky Revised Statute. If any holder of Trustcorp Common Stock shall have lost or misplaced or had stolen the certificate evidencing such shares of Trustcorp Common Stock, such holder shall not be entitled to receive the shares of Provident Common Stock or cash in lieu thereof into which such shares of Trustcorp Common Stock have been converted pursuant to this Article II until such holder has provided Provident with an affidavit in form and substance reasonably satisfactory to Provident and, if required by Provident, a bond in an amount reasonably satisfactory to Provident.

b) Until surrendered as provided in this Section 2.2, each outstanding certificate evidencing shares of Trustcorp Common Stock shall be deemed for all corporate purposes, except as provided in the following sentence, to represent ownership of the number of shares of Provident Common Stock, or cash in lieu thereof if so elected, into which the shares of Trustcorp Common Stock represented thereby were converted. Until surrender of the certificates representing shares of Trustcorp Common Stock (or evidence of the loss or theft of same as hereinabove provided) the holder of such certificates shall not be entitled to receive any dividend or other distribution payable to holders of Provident Common Stock or interest with respect to the cash in lieu of such Provident Common Stock if so elected; provided, however, that upon surrender of such certificates representing shares of Trustcorp Common Stock (or evidence of the loss or theft of same as hereinabove provided) there shall be paid to the record holder of the certificate representing Provident Common Stock issued upon such surrender, the amount of dividends or other distributions (without interest) which theretofore became payable and were not paid to such holder with respect to the number of shares of Provident Common Stock represented by the certificate issued upon such surrender.

(c) Notwithstanding any provision in this Agreement to the contrary, Provident shall not be required to deliver, and no holder of shares of Trustcorp Common Stock shall be entitled to receive, any certificate for a fractional share of Provident Common Stock but, if a fractional share of Provident Common Stock would, but for this sentence, be issuable, Provident shall redeem such fractional share for an amount in cash equal to the product determined by multiplying such fractional share by Twenty Six Dollars ($26.00). The number of shares of Trustcorp stock held by each holder thereof at the effective time of the Merger shall be aggregated for the purposes of determining (i) the amount of any cash in lieu of fractional shares of Provident Common Stock to be paid to such Trustcorp shareholder pursuant to this Section 2.2(c) hereof, and (ii) whether the Provident Common Stock issued to such holder by virtue of the Merger is subject to a first refusal purchase option in favor of Provident pursuant to Section 2.4 hereof.

(d) Certificates representing Provident Common Stock issued to each holder of shares of Trustcorp Common Stock who, in the opinion of counsel for Provident, may be deemed to be an "affiliate" of Trustcorp or Provident, as that term is used in Rule 145 under the Securities Act of 1933, as amended (the "Act"), shall bear a legend substantially as follows:

"The securities represented by this certificate must be sold pursuant to Rule 145(d) promulgated by the Securities and Exchange Commission under the provisions of the Securities Act of 1933 or under some other exemption from the registration requirements of the Securities Act of 1933, inasmuch as the shares represented by this certificate have been acquired in a transaction described in Rule 145 by persons who may be deemed to be "affiliates" of a party to the transaction and the resale of the shares represented by this certificate has not been registered under the Securities Act of 1933."

(e) Trustcorp shall promptly furnish Provident with a listing duly certified by an appropriate officer of Trustcorp stating the name, mailing address and number of shares of each record shareholder of Trustcorp Common Stock as of the date of this Agreement. Trustcorp shall furnish an updated certificate stating the same information as of the Closing and Trustcorp shall permit no transfer of shares of Trustcorp Common Stock subsequent to the date of such certificate. Provident shall be entitled to rely on all such certificates and shall incur no liability to Trustcorp or its shareholders if any such certificate is incorrect.

2.3 First Refusal Purchase Option. Provident Common Stock issued to any holder of shares of Trustcorp Common Stock whose Trustcorp shares, in the aggregate after taking into account such holder's cash election, if any, are converted into more than One Thousand (1,000) shares of Provident
Common Stock by virtue of the Merger shall be subject to a first refusal purchase option ("Purchase Option") in favor of Provident as herein provided.

(a) Prior to any sale or other transfer (except by Will or the laws of descent and distribution) of such Provident Common Stock by the holder thereof (the "Selling Shareholder"), such Selling Shareholder shall submit to Provident a notice ("Notice of Proposed Sale") identifying
(i) the name, address and telephone or facsimile number of the Selling Shareholder, (ii) the proposed buyer (if known), and (iii) the price and other terms and conditions of such proposed sale or transfer. Thereafter, Provident shall have the right for a period of four (4) business days to purchase all, but not less than all, of such Provident Common Shares for (i) a price equal to the price identified in the aforesaid Notice of Proposed Sale if such price is proposed to be paid in full in cash, or (ii) if such proposed sale of Provident Common Stock is to be paid for by consideration any part of which is not cash, a price equal to the average of the publicly quoted last sale price for Provident Common Stock for the five (5) consecutive business days commencing two (2) days before the aforesaid Notice of Proposed Sale is given to Provident.

(b) If Provident elects to exercise the Purchase Option,
Provident shall give notice thereof to the Selling
Shareholder by telephone or facsimile transmission at the number of such Selling Shareholder set forth in the aforesaid Notice of Proposed Sale followed promptly by written notice by U.S. Mail or other means of delivery to the address of such Selling Shareholder set forth in the aforesaid Notice of Proposed Sale, or if no such address is provided, then at the last address of such Selling
Shareholder appearing in the stock transfer records of Provident. In such event, the Selling Shareholder promptly shall deliver such Provident Common Stock to Provident, and

Provident promptly shall make payment therefore to such Selling Shareholder.

(c) If Provident does not exercise the Purchase Option within the permitted time period, Selling Shareholder shall have the right to sell such Provident Common Stock upon the terms and condition set forth in the Notice of Proposed Sale for a period of sixty (60) consecutive days commencing with the fifth business day following giving of such Notice of Proposed Sale. If sale by Selling Shareholder is not completed as to all or any part of the Provident Common Stock covered by the Notice of Proposed Sale within such sixty (60) day period, those shares shall continue to be subject to the first refusal purchase option in favor of Provident herein set forth.

(d) For purposes of this Agreement, a pledge of Provident
Common Stock shall not be treated as a sale or transfer, but the pledgee shall become subject to this Agreement.

(e) The first refusal purchase option contained herein shall not apply to sales of securities made to Provident, and shall terminate as to all shares of Provident Common Stock on the tenth anniversary of the effective date of the Merger.

(f) Each certificate of Provident Common Stock subject to this Purchase Option shall contain a legend substantially as follows:

"The sale or other transfer of the shares represented by this certificate are subject to the right of first refusal to purchase such shares in favor of Provident Bancorp, Inc. pursuant to a certain Agreement dated April__, 1989, a copy of which will be furnished to any holder of this certificate upon written request."

                         ARTICLE III
        Representations and Warranties of Trustcorp

Trustcorp hereby represents and warrants to Provident as of the date hereof and as of the effective time of the Merger, as though made at such time, as follows:

3.1 Organization and Capitalization.

(a) Trustcorp is duly organized, validly existing and in good standing under the laws of the State of Kentucky.
Trustcorp's authorized capital stock consists of Six Hundred
Fifty Thousand (650,000) shares of capital stock of which (i)

Fifty Thousand (50,000) shares are designated as no par value preferred shares, of which none are outstanding, and
(ii) Six Hundred Thousand (600,000) shares are designated at $5 par value Class R common shares of which Three Hundred Eighteen Thousand Four Hundred Seven (318,407) shares have been validly issued, are outstanding, are fully paid and non-assessable (except for those shares which are being held for issuance upon surrender by former shareholders of Bank of their respective Bank stock certificates which now represent only the right to receive shares of Trustcorp Class R Common Stock pursuant to the Plan of Share Exchange and as identified on Schedule 3.1) and none of which shares are held by Trustcorp as treasury stock. Schedule 3.1(a) of the disclosure package delivered by Trustcorp to Provident on or prior to the date hereof (the "Disclosure Package") is a list of all shareholders of record of Trustcorp Common Stock (the "Shareholder List") as of the date indicated on such list.

(b) Trustcorp has Two Hundred Twenty Five Thousand (225,000) Redemption Coupons outstanding. Each Redemption Coupon provides, inter alia (i) that on or after the date on which Trustcorp receives the last required approval of its directors, its shareholders, or any regulatory agency in order to consummate any merger of Trustcorp with or into another corporation (other than a merger with an affiliate of Trustcorp or a merger in which Trustcorp is the surviving corporation) the holder may present to Trustcorp any Redemption Coupon for redemption by Trustcorp at the redemption value of One Dollar ($1.00) per Redemption Coupon, subject to all necessary regulatory approvals and compliance with all applicable laws; and (ii) provides that if the holder fails to present any Redemption Coupon for redemption on or before the expiration of the Thirty (30) Days immediately following the last required approval of a merger of the type specified in clause (i) above, then the Redemption Coupon shall become void and the holder thereof shall no longer be entitled to any rights with respect thereto. Each Redemption Coupon has been legally and validly issued and each provision thereof, including those hereinabove get forth is legal, valid, binding and enforceable on, respectively Trustcorp and each holder of a Redemption Coupon. Upon giving of notice (the "Notice of Redemption") by Trustcorp to each holder of a Redemption Coupon that Trustcorp has received the last required approval of its directors and shareholders, or any regulatory agency in order to consummate the Merger contemplated by this Agreement the Redemption Coupons shall
(i) be immediately eligible for redemption for a period of Thirty (30) days upon presentment thereof at a redemption price of One Dollar ($1.00) per Redemption Coupon, (ii) cease to represent or entitle the holder thereof to any rights of any kind except the right to redemption as aforesaid, and (iii) become void for all purposes if not presented for redemption within the aforesaid Thirty (30) Day period. Schedule 3.1(b) of the Disclosure Package is a list of all holders of record of Trustcorp Redemption Coupons (the "Redemption Couponholder List") as of the date indicated and contains a true, correct and complete copy of the form of each Redemption Coupon.

(c) Bank is a duly organized and validly existing Kentucky banking corporation in good standing under the laws of the Commonwealth of Kentucky. Bank has authorized capital of Six Hundred Thousand (600,000) shares of common stock designated as follows: 45,000 shares of Class A common stock; 45,000 shares of Class B common stock; 45,000 shares of Class C common stock; 45,000 shares of Class D common stock; 45,000 shares of Class E common stock; and 375,000 shares of Class R common stock. Of the total 600,000 authorized shares, 345,000 shares are issued and outstanding as follows: 45,000 Class A; 45,000 Class B; 45,000 Class C; 45,000 Class D; 45,000 Class E; and 120,000 Class R, which shares have been validly issued, are outstanding, are fully paid and non-assessable, and owned by Trustcorp, except for 309,985 shares which have been pledged to Huntington Bank of Kenton County, Inc. to secure an open line of credit of up to $1,500,000.

(d) NKFC is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Kentucky. NKFC has authorized capital of Two Thousand (2,000) shares of common stock without par value, of which One Thousand (1,000) shares are validly issued and outstanding, fully paid and non-assessable. All of such outstanding shares are owned by Trustcorp free, clear and unencumbered.

3.2 Authority. Trustcorp has the corporate power and authority to own its properties and to carry on its business as now being conducted and to enter into this Agreement and, subject to the approval and adoption of this Agreement by its shareholders as required by law and receipt of all other approvals required by law, to perform all of the obligations to be performed by it hereunder. Bank has the corporate power and authority to own its properties and to carry on its banking and trust business at its main office and branches as now being conducted. Bank's deposits are insured by the Federal Deposit insurance Corporation. NKFC has the corporate power and authority to own its properties and to carry on its business as now being conducted. This Agreement constitutes the valid and legally binding obligation of Trustcorp, and the execution and delivery hereof and the consummation of the Merger has been approved by the board of directors of Trustcorp.

3.3 Subsidiaries. Each of Bank and NKFC is a wholly-owned subsidiary of Trustcorp. Trustcorp has no other subsidiaries. Neither Bank nor NKFC has any subsidiary.
(Bank and NKFC are referred to herein collectively as the "Subsidiaries.")

3.4 Stock Options and Other Arrangements. Neither Trustcorp nor any of the Subsidiaries has any securities, options, obligations or agreements of any nature outstanding which commit it to issue additional shares of stock or securities exercisable for or convertible into additional shares or which would commit it, directly or indirectly, to issue additional shares upon the fulfillment of the conditions specified therein.

3.5 Financial Statements. The audited consolidated balance sheets of Trustcorp and the Subsidiaries as of December 31, 1987 and As of December 31, 1988, and the related consolidated statements of earnings, changes in financial position and changes in shareholders' equity for the years then ended (collectively the "Financial Statements") which are included in Schedule 3.5 of the Disclosure Package are, and the unaudited consolidated balance sheets and related consolidated statements of earnings and changes in financial position for the three months ended March 31, 1989, and such statements for all subsequent fiscal periods will be, complete and correct as of the dates thereof and prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and with prior periods, and fairly present in accordance therewith the consolidated financial condition of Trustcorp and the Subsidiaries as of the dates thereof and the consolidated results of operations of Trustcorp and the Subsidiaries for the years and periods ended on such dates.

3.6 Liabilities. Except to the extent reflected and reserved against in the Financial Statements or disclosed in Schedules 3.6 or 3.7 of the Disclosure Package, and except for liabilities and obligations occurring in the ordinary course of business consistent with prior practice, none of Trustcorp, Bank nor NKFC has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due, or arising out of transactions entered into, or any state of facts existing, prior thereto which has a material adverse effect on Trustcorp and the Subsidiaries, taken as a whole.
Schedule 3.6 includes a true, correct, and complete list of all deposit liabilities of Bank as of the date set forth thereon. Except for liabilities and obligations occurring in the ordinary course of business, Trustcorp does not know or have reasonable grounds to know of any basis for the assertion against Trustcorp, Bank or NKFC of any material liability not fully reflected or reserved against in the Financial Statements or otherwise disclosed in Schedules 3.6 or 3.7 of the Disclosure Package.

3.7 Claims. There are no governmental proceedings or investigations or any claims, suits or proceedings pending, asserted, threatened or in prospect against Trustcorp or any of the Subsidiaries, or any valid basis therefor which if determined adversely to Trustcorp or any of the Subsidiaries could have a material adverse effect on the consolidated financial condition or operations of Trustcorp, except as disclosed on Schedule 3.7 of the Disclosure Package (the "Claims Schedule").

3.8 Assets. Schedule 3.8 of the Disclosure Package contains a list setting forth a brief description of all real property (the "Real Property Schedule") and all investment securities (the "Securities Schedule") now owned by or, in the case of real estate, leased by Trustcorp or any of the Subsidiaries. Trustcorp and each of the Subsidiaries has good and marketable title in fee simple to all real estate owned by it and valid leasehold title to all real estate leased by it as described in the Real Property Schedule, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, except (i) as reflected in the Financial Statements, (ii) statutory liens for taxes not yet due and payable, and (iii) inchoate liens for work performed or materials delivered (the "Permitted Encumbrances"). Trustcorp and each of the Subsidiaries owns all of the investment securities described on the Securities Schedule free and clear of all liens, pledges, encumbrances and charges of any kind. Each of Trustcorp and the Subsidiaries owns all of its properties and assets reflected on the Financial Statements, or acquired by it after the date thereof, free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind except for the Permitted Encumbrances.

3.9 Adequate Reserves. Adequate provisions have been made and reflected on the Financial Statements for bad debts and for depreciation of physical assets, and deductions or reserves for such items have been provided for on the Financial Statements in accordance with generally accepted accounting principles. The loans and other accounts receivable shown on the Financial Statements, and those thereafter made or acquired, have been collected or are collectable at the aggregate recorded amounts thereof less applicable reserves.

3.10 Operations Since December 31, 1988. Since December 31,
1988, except as noted on Schedule 3.10 of the Disclosure
Package (the "Operations Schedule"), neither Trustcorp nor any of the Subsidiaries has (i) incurred any obligation or liability

(absolute or contingent), except obligations and liabilities incurred in the ordinary course of business consistent with prior practice; (ii) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (absolute or contingent), other than current liabilities reflected in the Financial Statements and current liabilities incurred since that day in the ordinary course of business consistent with prior practice; (iii) declared or made any payment or distribution of assets or dividends except those dividends normally paid by Subsidiaries to Bank or Trustcorp; (iv) purchased or redeemed any shares, or issued or committed to issue any additional shares or any securities exercisable for or convertible into shares; (v) other than in the ordinary course of business consistent with prior practice made any general wage or salary increases or increased the salary or other compensation of any officer; (vi) mortgaged, pledged or subjected to lien, or any other encumbrance, any of its assets, tangible or intangible; (vii) sold, assigned or transferred any of its tangible assets or cancelled any debt or claim other than in the ordinary course of business consistent with prior practice; (viii) sold, assigned or transferred any trademark, tradename, copyright, license or other intangible asset; (ix) suffered any net operating loss or extraordinary loss, or waived any right of substantial value; or (x) entered into any transaction other than in the ordinary course of business consistent with prior practice.

3.11 Taxes. Reserves for taxes on the Financial Statements are sufficient for the payment of all accrued but unpaid federal, state, county and local taxes of Trustcorp and the Subsidiaries, for the period ended on said date and for all prior periods. All tax returns required to be filed by Trustcorp and the Subsidiaries have been filed, all such returns were correct as filed in all material respects, and no claims have been asserted with respect to such returns, except in each case where the result thereof could not have a material adverse effect on Trustcorp and the Subsidiaries taken as a whole. All federal income tax returns through the year ended December 31, 1984 have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations, and except as set forth on Schedule
3.11 of the Disclosure Package, Trustcorp has not waived any applicable statute of limitations. True, correct and complete copies of all federal income tax returns of Trustcorp and the Subsidiaries filed for all periods subsequent to December 31, 1984 are included in the Disclosure Package as part of Schedule 3.11.

3.12 Loans, Loan Pools, Leases .

(a) Schedule 3.12(a) of the Disclosure Package is a list by customer name of all loan agreements, notes and borrowing arrangements (the "Loan Schedule") between Trustcorp, Bank, or NKFC and borrowers from Trustcorp, Bank or NKFC (including industrial revenue bond and similar obligations) under which the current outstanding balance or the lending commitment exceeds Ten Thousand Dollars ($10,000). Except as specifically noted on the Loan Schedule, none of Trustcorp, Bank, nor NKFC is a party to any written or oral (i) loan Agreement, note or borrowing arrangement under the terms of which the obligor is in default in payment of principal, interest or other material provision as of the dates shown thereon; (ii) loan agreement, note or borrowing arrangement which has been classified by the examiner for the Federal Deposit Insurance Corporation or the Commonwealth of Kentucky as "substandard," "doubtful," "loss," or "other loans especially mentioned", or which Trustcorp, Bank, or NKFC has reason to believe should be so classified; (iii) loan agreement, note or borrowing arrangement with any director, officer or ten (1O) percent shareholder of Trustcorp or Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority.

(b) The Loan Schedule contains a description of each loan in which Trustcorp, Bank, or NKFC has a participating interest, and such participating interest in each such loan has been validly created and is enforceable. Except as disclosed on the Loan Schedule, each loan underlying each such participation is validly created, enforceable, adequately documented and, if secured, adequately collateralized.

(c) Schedule 3.12(c) of the Disclosure Package contains a list of all lease agreements between Trustcorp, Bank, or NKFC and lessees of personal property (the "Lease Schedule"). Except as specifically noted on the Lease Schedule, all of such leases are legal, valid and binding agreements of the lessee thereunder and none of such lessees is in default under any material provision thereof as of the dates shown thereon.

3.13 Insurance. Schedule 3.13 of the Disclosure Package is a list of all property, liability, life and other insurance policies (the "Insurance Schedule") for the benefit of Trustcorp and the Subsidiaries and all such insurance is in full force and effect. Since December 31, 1988 there have been no material losses or damage to the property of Trustcorp or any of the Subsidiaries whether or not insured, except as disclosed on the Insurance Schedule.

3.14 Contracts. Schedule 3.14 of the Disclosure Package is a list of all continuing contracts, agreements, commitments and engagements (the "Contract Schedule") of Trustcorp or the Subsidiaries, including, without limitation, all supply and service contracts to which Trustcorp or any of the Subsidiaries is a party as vendor or vendee of a value of Ten Thousand Dollars ($10,000) or more, long term loan agreements or other debt instruments under which Trustcorp, Bank or NKFC is the borrower, contracts for the purchase of capital equipment or improvements of a value of Ten Thousand Dollars ($10,000) or more, employment contracts, union contracts, health and welfare plans, life or hospitalization insurance plans, pension, profit sharing or other similar benefit plans, deferred incentive-compensation agreements or plans and lease agreements.

3.15 Employee Benefit Plans.

(a) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained currently or in the past by Trustcorp or any of the Subsidiaries under which Trustcorp or any of the Subsidiaries has any present or future obligation or liability or under which any employee of Trustcorp or any of the Subsidiaries has any present or future rights to benefits ("Benefit Plans"), are disclosed in the list of Benefit Plans included in Schedule 3.15 of the Disclosure Package (the "Benefit Plans Schedule").

(b) There are no multi-employer plans, as defined in Section
4001(a)(3) of ERISA, to which Trustcorp or any of the Subsidiaries contributes, or under which Trustcorp or any of the Subsidiaries has any present or future obligation or liability.

(c) Except as set forth on the Benefit Plans Schedule, each of the Benefit Plans which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, and which is intended to be "qualified" within the meaning of Section 401(a) of the Code ("Pension Plan"), has been determined by the Internal Revenue Service to be so qualified, and the executive officers of Trustcorp, Bank and NKFC are not aware of any fact that would adversely affect such qualified status. Each Benefit Plan has been operated and administered in accordance with the requirements of ERISA and, where applicable, Sections 401(a) and 501(c)(9) of the Code.

(d) With respect to each Benefit Plan for which an annual report has been filed, no material adverse change has occurred with respect to the matters covered by the most recent such annual report since the end of the period covered thereby.

(e) None of the Pension Plans (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with Trustcorp within the meaning of Section 414(b) or (c) of the Code) which is subject to Title IV of ERISA has completely or partially terminated, or been the subject of a reportable event as defined in section 4043 of ERISA.

(f) No proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan (or any pension plan maintained by a trade or business, whether or not incorporated, which is under common control with Trustcorp or any Subsidiary within the meaning of Section 414(b) or
(c) of the Code) pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened. No liability under Subtitle D of Title IV of ERISA has been incurred by Trustcorp or any of the Subsidiaries with respect to a Pension Plan or a pension plan maintained by a trade or business whether or not incorporated which is under common control with Trustcorp or any of the Subsidiaries within the meaning of Section 414(b) or (c) of the Code.

(g) The actuarial present value of the total accrued benefits under each Pension Plan which is a defined benefit pension plan did not, as of its latest valuation date, exceed the fair market value of the total assets of the Plan, based upon the actuarial assumptions and methods used to fund the Plan and determined on an ongoing basis.

(h) No Pension Plan which is a defined benefit pension plan has incurred any accumulated funding deficiency (whether or not waived) as defined in Section 412 of the Code.

(i) There has been no material prohibited transaction (as is defined in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan. No penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code has been imposed upon Trustcorp or any of the Subsidiaries .

(j) There are no pending or, to the best knowledge of Trustcorp's and the Subsidiaries' executive officers, threatened claims with respect to the Benefit Plans, by any employee or beneficiary covered under the Benefit Plans, or otherwise involving the Benefit Plans which allege a breach of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of Trustcorp or any of the Subsidiaries, or any of the Benefit Plans under ERISA or any other law, nor to the best knowledge of Trustcorp's and the Subsidiaries executive officers is there any basis for such a claim.

3.16 No Default. Neither Trustcorp nor any of the Subsidiaries is in default under any material contract, agreement, commitment or engagement of any kind, the consequence of which could be materially adverse to Trustcorp and the subsidiaries, taken as a whole, except as disclosed on the Contract Schedule, and the consummation of the transactions provided for in this Agreement will not contravene or conflict with or constitute a violation of, or result in a default under, cancellation of, termination of, or acceleration of obligation under, its Articles of Incorporation, Bylaws or other organizational documents or any material contract, agreement, commitment, engagement, judgment, injunction, order, decree, statutes, ordinance, regulation or instrument to which Trustcorp or any Subsidiary is a party of by which it or any of its assets are bound.

3.17 Proxy Statement.

(a) When the Registration Statement on Form S-4 described in
Article V hereof (the "Registration Statement") is filed with the Securities and Exchange Commission (the "Commission") and the related Prospectus/Proxy Statement/Notice of Special Shareholders Meeting to be distributed to the shareholders of Trustcorp (the "Proxy Statement") in connection with this transaction shall first be mailed to such shareholders, the information with respect to Trustcorp and the Subsidiaries set forth in the Registration Statement (a) will comply in all material respects with the applicable requirements of any Federal securities and state "blue sky" laws and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. If at any time prior to the effective time of the Merger, any event relating to Trustcorp or the Subsidiaries shall occur which, pursuant to the applicable securities laws, should be disclosed in the Registration Statement and which is not so disclosed, Trustcorp shall promptly so inform Provident.

3.18 Compliance with Laws. Except as disclosed in Schedule
3.18 of the Disclosure Package, each of Trustcorp and the Subsidiaries has complied with all laws, regulations and orders (including zoning ordinances) applicable to it and to the conduct of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its banking activities except where the failure to so comply could not have a material adverse effect on Trustcorp and the Subsidiaries, taken as a whole. Except as disclosed in Schedule 3.18 of the Disclosure Package neither Trustcorp nor any of the Subsidiaries is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity.

3.19 Full Disclosure. No representation or warranty by Trustcorp in this Agreement, and no schedule, list, certificate or other instrument or exhibit furnished or to be furnished by Trustcorp pursuant hereto or in connection with the transactions contemplated hereby (including without limitation the Disclosure package), contains or will contain any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained therein not misleading.

                         ARTICLE IV
         Representations and Warranties Of Provident

Provident hereby represents and warrants to Trustcorp as of the date hereof and as of the effective time of the Merger, as though made at such time, as follows:

4.1 Organization and Capitalization. Provident is duly organized, validly existing and in good standing under the laws of the State of Ohio. The authorized capital stock of Provident consists of (i) Ten Million (10,000,000) shares of common stock (which may be increased to Twenty Million (20,000,000) shares of common stock prior to the effective time of the Merger), Seven Million, Six Hundred Thirteen Thousand Four Hundred Three (7,613,403) of which are outstanding, and Three Hundred Seventy Five Thousand (375,000) of which are reserved for issuance pursuant to Provident's 1988 Stock Option Plan, some of which may be exercised prior to the effective time of the Merger, and
(ii) Five Million (5,000,000) shares of preferred stock, One Dollar ($1.00) par value, none of which is outstanding. All of said outstanding shares of Provident are validly issued, fully paid and non-assessable.

4.2 Authority. Provident has the corporate power and authority to own its properties and to carry on its business as now being conducted and to enter into this Agreement and, subject to receipt of all approvals required by law, to perform all of the obligations to be performed by it hereunder. This Agreement constitutes the valid and legally binding obligation of Provident, and the execution and delivery hereof and the consummation of the Merger has been approved by the board of directors of Provident.

4.3 Financial Statements. The audited consolidated balance sheets of Provident as of December 31, 1987 and December 31, 1988, and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended which were previously delivered to Trustcorp (collectively the "Provident Financial Statements"), are, and the unaudited consolidated balance sheets, and related consolidated statements of income, shareholders' equity and changes in financial position for the three months ended March 31, 1989 will be, complete and correct as of the dates thereof, and prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and with prior periods, and fairly present in accordance therewith the consolidated financial condition of Provident and its subsidiaries as of the dates thereof and their consolidated results of operations for the years and periods ended on such dates.

4.4 Liabilities. Except to the extent reflected and reserved against in the Provident Financial Statements or as disclosed in this Agreement or in writing to Trustcorp, and except for liabilities and obligations occurring in the ordinary course of business consistent with prior practice, Provident and its subsidiaries do not have any liabilities or obligation of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due, or arising out of transactions entered into, or any state of facts existing, prior thereto which has a material adverse affect on Provident and its subsidiaries, taken as a whole. Except for liabilities and obligations occurring in the ordinary course of business consistent with prior practice, Provident neither knows nor has reasonable grounds to know of any basis for the assertion against Provident and its subsidiaries of any liability of any nature not fully reflected or reserved against in the Provident Financial Statements or disclosed in this Agreement or in writing to Trustcorp which would have a material adverse affect on the consolidated operations of Provident. Excepted from the provisions of this Section 4.3 are those obligations of Provident arising from any acquisition publicly announced by Provident prior to the Closing.

4.5 Claims. There are no governmental proceedings or investigations or any claims, suits or proceedings pending, asserted, threatened or in prospect against Provident or any of its subsidiaries, or any valid basis therefor which if determined adversely to Provident or any of its subsidiaries could have a material adverse effect on the consolidated financial condition or operations of Provident, except as disclosed in the Provident Financial Statements.

4.6 No Default. Neither Provident nor any of its subsidiaries is in default under any material contract, agreement, commitment or engagement of any kind, the consequence of which could be materially adverse to Provident and its subsidiaries, taken as a whole, except as disclosed on the Provident Financial Statements, and the consummation of the transactions provided for in this Agreement will not contravene or conflict with or constitute a violation of, or result in a default under, cancellation of, termination of, or acceleration of obligation under, its Articles of Incorporation, Code of Regulations or other organizational documents or any material contract, agreement, commitment, engagement, judgment, injunction, order, decree, statutes, ordinance, regulation or instrument to which Provident or any subsidiary of Provident is a party of by which it or any of its assets are bound.

4.7 Power and Authority and Board Approval. Provident has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement constitutes the valid and legally binding obligation of Provident, and this Agreement and the execution and delivery hereof and the consummation of the Merger have been approved by the board of directors of Provident.

4.8 Registration Statement.

(a) When the Registration Statement is filed with the Commission and the related Prospectus shall first be mailed to the shareholders of Trustcorp, and at all times subsequent thereto up to and including the effective time of the Merger, the information with respect to Provident set forth in the Registration Statement and the Prospectus (i) will comply in all material respects with the applicable provisions of the Federal securities and state "blue sky" laws and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. If at any time prior to the effective time of the Merger, any event relating to Provident shall occur which, pursuant to the applicable securities laws, should be disclosed in the Registration statement or the Proxy statement and which is not so disclosed, Provident shall promptly make such disclosure.

(b) Provident has timely filed with the Commission all documents and reports required to be filed by it pursuant to the Securities Exchange Act of 1934 since January 1, 1989 and has or will timely file all such required documents and reports at all times subsequent to the date of this Agreement up to and including the effective time of the Merger. No such document or report contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                          ARTICLE V
           Registration of Provident Common Stock

The parties hereto contemplate that the Registration
Statement will be filed with the Commission on Form S-4 for the registration of the Provident Common Stock to be delivered in connection with this Agreement. In connection with the preparation of the Registration Statement and the Prospectus to be mailed to the shareholders of Trustcorp in connection with the meeting of shareholders of Trustcorp referred to in Article XI, Provident and Trustcorp will cooperate with each other and will furnish the information relating to Provident and Trustcorp, as the case may be, required by applicable law to be set forth in the Registration Statement. Trustcorp and Provident each agrees to use its best efforts to have the Registration Statement declared effective as soon as may be practicable and to distribute the related Prospectus, to the shareholders of Trustcorp not less than twenty (20) business days prior to the date on which this Agreement and the transactions contemplated hereby are submitted to such shareholders for approval and adoption. Trustcorp agrees to postpone the special meeting of its shareholders in the event the twenty
(20) business day requirement would not be fulfilled.

Except to the extent permitted by Rule 145(b) promulgated by the Commission and as required by applicable securities laws, Trustcorp and Provident agree not to publish any communication other than the Registration Statement or notices and proxy material accompanied by the Proxy statement with respect to this Agreement or the transactions contemplated hereby. Trustcorp agrees to submit to Provident and its counsel all proxy soliciting material for approval prior to the use thereof. Trustcorp and Provident each agrees to use its best efforts to maintain the effectiveness of the Registration statement by the preparation and filing of amendments and/or supplements thereto from the original effective date through the effective time of the Merger. Provident shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resales by affiliates of Trustcorp.

                         ARTICLE VI
                 Conditions Precedent to the
           Obligations of Provident and Trustcorp

The obligations of Provident and Trustcorp under this Agreement are subject to:

6.1 Necessary Approvals. All necessary governmental approvals having been received from the Federal Reserve Board, the bank regulatory authorities of the State of Ohio and the Commonwealth of Kentucky, and any other required governmental authority, all necessary waiting periods having expired, no action then being pending by or before any governmental agency or authority seeking to enjoin the Merger, and all material third-party non-governmental approvals having been received. Each party shall cooperate fully with the other in applying for such approvals and in prosecuting applications. including the execution of supplemental agreements and other documents consistent with the terms of this Agreement.

6.2 Shareholder Approval. Approval of this Agreement and the
Merger by the shareholders of Trustcorp as required by law.

6.3 Effectiveness of Registration Statement. The Registration Statement shall have become effective pursuant to an order of the Commission, or any state securities authority and there shall have been no stop order issued or threatened by the Commission suspending the effectiveness of the Registration Statement.

                         ARTICLE VII
           Conditions to Obligations Of Provident

The performance of the obligations of Provident under this Agreement are subject to the following conditions unless waived in writing by Provident:

7.1 Representations and Warranties True; Covenants and Obligations Performed. All of the representations and warranties of Trustcorp shall have been true and complete in all material respects when made and shall be true and complete in all material respects as of the effective time of the Merger, with the same force and effect as though such representations and warranties had been made at the effective time of the Merger. Trustcorp shall have performed in all material respects all covenants and obligations to be performed by it hereunder at or before the effective time of the Merger. Trustcorp shall have delivered to Provident certificates to such effect.

7.2 Access to Books and Records and Condition of Assets. The books and records of Trustcorp, Bank and NKFC, including all work papers and documents prepared or used by Trustcorp's auditors in the preparation of the Financial Statements, shall have been available to Provident for its inspection and audit, authorized representatives of Provident shall have been permitted to inspect such papers and documents and the assets of Trustcorp, Bank and NKFC prior to the time the Merger becomes effective, and the assets of Trustcorp, Bank and NKFC shall be in the same condition at the time the Merger becomes effective as they were when originally inspected by Provident, reasonable use and ordinary wear and tear and changes in the ordinary course of business excepted.

7.3 No Material Adverse Change. There shall have been no change in the business, properties, operations or financial condition of Trustcorp and its Subsidiaries, taken as a whole, since December 31, 1988, which would have a material adverse effect on the value of its business. Provident shall have been advised by Frost & Jacobs, trial counsel to Trustcorp, by letter dated the effective time of the Merger in form and substance reasonably satisfactory to Provident and its counsel, that:

(a) Provident may rely on the letter of such trial counsel addressed to Arthur Young s Company dated April 7, 1989 (the
"Litigation Letter") as if such Litigation Letter was addressed to Provident and dated the effective date of the Merger; and

(b) the maximum cost and expense estimated by such counsel to be incurred subsequent to the effective date of the Merger in litigating to conclusion the two items of pending litigation described in the Litigation Letter will not exceed $150,000.

7.4 No Litigation. On or prior to the effective time of the Merger, (i) no litigation shall have been commenced or threatened or governmental investigation proposed or pending, and (ii) no statute, rule, regulation, or order shall have been entered, promulgated, proposed or enacted by any governmental regulatory or administrative agency or authority, which in the reasonable good faith opinion of Provident, after investigation, could materially adversely affect the Merger or the value of Trustcorp, Bank and NKFC, taken as a whole.

7.5 Approval of Counsel to Certain Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental business thereto and all other related legal matters shall have been approved by counsel for

Provident, provided that such approval shall not be unreasonably withheld.

7.6 Opinion of Counsel. Provident shall have received an opinion of counsel for Trustcorp reasonably satisfactory to Provident, dated the effective time of the Merger, in form and substance reasonably satisfactory to Provident and its counsel, to the effect that:

(a) Trustcorp is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to own its properties and to carry on its business as now being conducted;

(b) Bank is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to own its properties and to carry on the banking and trust business at its main office and branches as now being conducted;

(c) NKFC is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to own its properties and to carry on its business as now conducted;

(d) Trustcorp has full corporate power and authority to enter into this Agreement;

(e) Trustcorp's authorized capital stock consists of Six Hundred Fifty Thousand (650,000) shares of capital stock of which (i) Fifty Thousand (50,000) shares are designated as no par value preferred shares, of which none are outstanding, and (ii) Six Hundred Thousand (600,000) shares are designated as $5 par value Class R common shares of which Three Hundred Eighteen Thousand Four Hundred Seven (318,407) shares have been validly issued, are outstanding, are fully paid and non-assessable (except for those shares which are being held for issuance upon surrender by former shareholders of Bank of their respective Bank stock certificates which now represent the right to receive shares of Trustcorp Class R common stock pursuant to the Plan of share Exchange), and none of which shares are held by Trustcorp as treasury stock;

(f) Bank has authorized capital of Six Hundred Thousand (600,000) shares of common stock designated as follows:
45,000 shares of Class A common stock; 45,000 shares of Class B common stock; 45,000 shares of Class C common stock; 45,000 shares of Class D common stock; 45,000 shares of Class E common stock; and 375,000 shares of Class R common stock. Of the total 600,000 authorized shares, 345,000 shares are issued and outstanding as follows: 45,000 Class A; 45,000 Class B; 45,000 Class C; 45,000 Class D; 45,000 Class E; and 120,000
Class R, which shares have been validly issued, are outstanding, are fully paid and non-assessable, and owned by Trustcorp, except for 309,985 shares which have been pledged to Huntington Bank of Kenton County, Inc. to secure an open line of credit of up to $1,500,000.

(g) NKFC has authorized capital of Two Thousand (2,000) shares of common stock, without par value, of which One
Thousand (1,000) shares are validly issued and outstanding, fully paid and non-assessable. All of such outstanding shares are owned by Trustcorp free, clear and unencumbered;

(h) Neither Trustcorp nor any of the Subsidiaries has any securities options, obligations, or agreements of any nature outstanding which commit it to issue additional shares of capital stock of any class or securities exercisable for or convertible into additional shares of capital stock or which would commit it, directly or indirectly, to issue additional shares of capital stock upon the fulfillment of the conditions specified therein;

(i) The December 28, 1988 Plan of Share Exchange (which shall be described) was legally and validly accomplished, with the effect set forth in such opinion;

(j) The April 10, 1989 Reorganization (which shall be described) was legally and validly accomplished with the effect set forth in such opinion. Trustcorp has Two Hundred Twenty Five Thousand (225,000) Redemption Coupons outstanding each of which has been legally and validly issued. The Notice of Redemption of the Redemption Coupons has been legally and validly given by Trustcorp in accordance with the terms of such Redemption Coupons, with the effect that the Redemption Coupons (i) became immediately eligible for redemption for a period of Thirty
(30) days upon presentment thereof at a redemption price of One Dollar ($1.00) per Redemption Coupon, (ii) no longer represent or entitle the holder thereof to any rights of any kind except the right to redemption as aforesaid, (iii) become void for all purposes if not presented for redemption within the aforesaid Thirty (30) Day period, and (iv) the date on which such Thirty (30) Day period expires.

(k) This Agreement has been duly authorized, adopted, executed and delivered by Trustcorp and constitutes the valid and binding obligation of Trustcorp;

(l) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Trustcorp with any of the provisions hereof will conflict with or result in the breach of any provision of or constitute any default (or an event, which, with notice or lapse of time would constitute default), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Trustcorp, Bank or NKFC, or the acceleration of any of their obligations, under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Trustcorp, Bank or NKFC under any note, bond, mortgage, indenture, license, or other instrument or obligation known to such counsel to which Trustcorp or any of the Subsidiaries is a party, or by which it or any of its properties or assets may be bound, except for such conflict, breach, default or creation as to which requisite waivers or consents either shall have been obtained by Trustcorp by the effective time of the Merger or shall have been waived by Provident;

(m) At the effective time of the Merger, ownership of all of the issued and outstanding stock of Bank will vest in Provident free, clear and unencumbered; And

(n) As to such other matters as Provident or its counsel reasonably may request.

7.7 Auditor's Comfort Letter. If the Registration Statement and/or the Proxy Statement shall contain any unaudited interim financial statements of Trustcorp, Provident shall have received, if requested, "Comfort" letters from Trustcorp's independent certified public accountants, dated
(i) the effective date of the Registration Statement and
(ii) the Closing, in each case substantially to the effect that:

(a) They are a firm of independent public accountants with respect to Trustcorp within the meaning of the Act and the rules and regulations of the Commission thereunder;

(b) In their opinion the audited financial statements of Trustcorp examined by them and included in the Registration
Statement comply as to form in all material respects with the applicable requirements of the Federal securities laws and the applicable published rules and regulations of the Commission thereunder with respect to registration statements on Form S-4; and

(c) On the basis of specified procedures (which do not constitute an examination in accordance with generally accepted auditing standards), consisting of a reading of the unaudited financial statements of Trustcorp included in the Registration Statement and of the latest available unaudited financial statements of Trustcorp, inquiries of officers of Trustcorp responsible for financial and accounting matters and a reading of the minutes of meetings of shareholders and the Board of Directors of Trustcorp, nothing has come to their attention which causes them to believe: (i) that the unaudited financial statements of Trustcorp included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Federal securities laws and the published rules and regulations thereunder, (ii) that any such unaudited financial statements are not, or any unaudited financial statements of Trustcorp from which unaudited quarterly financial information set forth in the Registration Statement has been derived are not, fairly presented in conformity with generally accepted accounting principles consistently applied and on a basis substantially consistent with that of the audited financial statements or
(iii) that during the period from December 31, 1988 to a date five business days prior to the date of such letter there was any change in the capital stock or any increase in long term debt of Trustcorp as compared to the amounts shown in the balance sheet as of December 31, 1988 included in the Trustcorp Financial Statements, or that during the period from the date of said balance sheet to the most recent month-end for which financial statements are available there was any material decrease in net assets or any material decrease, as compared with the corresponding period in the preceding year, in net income of Trustcorp except in all instances for changes or decreases which are set forth in such letter or which the Registration Statement and/or the Proxy Statement discloses have occurred.

7.8 Loan Modifications. The documentation and collateral for the two currently outstanding loans from Bank identified as Items ___ and ___ on the Loan Schedule shall have been modified to the satisfaction of Provident.

7.9 Dissenting Shareholders. On or prior to the date of the closing, holders of no more than Thirty Two Thousand
(32,000) shares of Trustcorp Common Stock shall have demanded, or become entitled to receive payment in cash for such shares pursuant to Kentucky Revived Statute Sections
271B.13-010 through 271B.13-310.

7.10 Notice of Redemption. Trustcorp shall have issued the Notice of Redemption to all holders of Redemption Coupons with the effect described in Section 3.1(b) hereof.

                        ARTICLE VIII
           Conditions to Obligations of Trustcorp

The performance of the obligations of Trustcorp under this Agreement are subject to the following conditions unless waived in writing by Trustcorp:

8.1 Representations and Warranties True; Covenants and
Obligation Performed. All of the representations and warranties made by Provident shall have been true and complete in all material respects when made and shall be true and complete, in all material respects, as of the effective time of the Merger with the same force and effect as though such representations and warranties were made At the effective time of the Merger. Provident shall have performed in all material respects all covenants and obligation to be performed by them hereunder at or before the effective time of the Merger. Provident shall have delivered to Trustcorp certificates to such effect.

8.2 No Material Adverse Change. There shall have been no change in the business, properties, operations or financial condition of Provident and the Provident Subsidiaries, taken as a whole, since December 31, 1988, which would have a material adverse effect on Provident and the Provident subsidiaries, taken as a whole.

8.3 Approval of Counsel to Certain Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel to Trustcorp, provided that such approval shall not be unreasonably withheld.

8.4 No Litigation. On or prior to the effective time of the Merger, (i) no litigation shall have been commenced or threatened or governmental investigation proposed or pending, and (ii) no statute, rule, regulation, or order shall have been entered, promulgated, proposed or enacted by any governmental regulatory or administrative agency or authority, which in the reasonable good faith opinion of Trustcorp, after investigation, could materially adversely affect the Merger or the value of Provident and its subsidiaries taken as a whole.

8.5 Approval of Counsel. Trustcorp and its counsel shall be reasonably satisfied that the Merger will constitute a statutory merger and reorganization within the meaning of S368(a)(1)(A) of the Code; and no gain or loss will be recognized by holders of Trustcorp Common Stock as a result of their exchanging Trustcorp Common Stock for Provident
Common Stock pursuant to the Merger, except that holders of Trustcorp Common

Stock electing to receive cash in lieu of Provident Common
Stock may recognize taxable gain or loss to the extent of such cash received in lieu of Provident Common Stock.

8.6 Opinion of Counsel. Trustcorp shall have received an opinion of Keating, Muething & Klekamp, counsel to Provident, dated the effective time of the Merger, in form and substance reasonably satisfactory to Trustcorp and its counsel, to the effect that:

(a) Provident is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to own its properties and to carry on its business as now being conducted;

(b) Provident has full corporate power and authority to enter into this Agreement;

(c) The authorized capital stock of Provident consists of Ten Million (10,000,000) (or such other numbers of shares as shall then be authorized) shares of common stock, no par value, Seven Million Six Hundred Thousand Thirteen Four Hundred Three (7,613,403) (or such other number of shares as shall then be outstanding) of which are outstanding, and Three Hundred Seventy Five Thousand (375,000) of which are reserved for issuance pursuant to outstanding stock options (some of which may be exercised prior to the effective time of the Merger), and Five Million (5,000,000) shares of preferred stock, One Dollar ($1.00) par value, none of which is outstanding. All of said issued shares of Provident are fully paid and non-assessable;

(d) This Agreement has been duly authorized, adopted, executed and delivered by Provident, and constitutes the valid and binding obligation of Provident;

(e) All shares of Provident to be issued pursuant to the terms of this Agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable and free of any claim of preemptive rights;

(f) The Registration Statement has become effective pursuant to an order of the Commission and, to the best knowledge of such counsel, no stop order has been issued or threatened by the Commission suspending the effectiveness of the Registration Statement and all necessary filings under state securities laws with respect to the issuance of the Provident Common Stock pursuant to the Merger have been made;

(g) As to such other matters as Trustcorp or its counsel reasonably may request; and

(h) The Merger will constitute a statutory merger and reorganization within the meaning of S368(a)(1)(A) of the Code; and no gain or loss will be recognized by holders of Trustcorp Common Stock as a result of their exchanging Trustcorp Common Stock for Provident Common Stock pursuant to the Merger, except that holders of Trustcorp Common stock electing to receive cash in lieu of Provident Common Stock may recognize taxable gain or loss to the extent of such cash received in lieu of Provident Common Stock.

                         ARTICLE IX
                   Covenants of Trustcorp

From the date hereof through the effective time of the Merger, Trustcorp covenants and agrees as follows:

9.1 Access to Properties and Records. Provident's officers, employees, attorneys, accountants and other authorized agents shall be given free and full access during normal business hours to all of the offices, properties and records of Trustcorp and the Subsidiaries so that Provident may make an investigation of Trustcorp's business, assets and affairs. Provident shall be permitted to make such extracts, or copies of such documents, books or records of Trustcorp as Provident may desire and Trustcorp and the Subsidiaries shall furnish to Provident such financial and operating data and other information concerning the business, assets and affairs of Trustcorp and the Subsidiaries as Provident may request. Trustcorp shall instruct its accountants and attorneys to disclose to Provident any and all information they may have with respect to Trustcorp's business, assets and affairs. Provident shall treat all information it receives concerning Trustcorp and the subsidiaries during the course of its investigation as confidential and shall return to Trustcorp a11 extracts and copies of documents, books and records which it has received if the Merger is not consummated.

9.2 Operations Pending Merger. Trustcorp and the subsidiaries will be operated only in the ordinary course of business consistent with prior practice without substantial change in current operational policy or plans, and Trustcorp will use its best efforts to maintain its and each of the Subsidiaries' properties and facilities in their present condition, reasonable use and ordinary wear and tear excepted, to retain its and each of the Subsidiaries' employees, and to maintain its and each of the Subsidiaries' assets and its and each of the Subsidiaries relationship with its customers and others having business relations with it or any of the Subsidiaries. Trustcorp agrees that from the date hereof to the effective time of the Merger, neither it nor any of the Subsidiaries will, without the prior consent of Provident which consent shall not be unreasonably withheld, except as may be required by applicable law:

(a) Issue any securities or options, or incur any obligations, or enter into any agreements of any nature which commit any of them to issue additional shares or securities exercisable for or convertible into shares or combine, split or reclassify any shares of stock;

(b) Declare any dividends or make any distribution of assets to their shareholders, or increase the aggregate outstanding balance of loans or make other payments (except scheduled wage and salary payments, and normal director fees for meetings of the Board of Directors and any committee thereof in the ordinary course of business) to any of their shareholders, directors, officers and employees or any members of their immediate families;

(c) Create or incur any indebtedness or liability except in the ordinary course of business consistent with prior practice;

(d) Make any capital expenditures, other than pursuant to contracts listed on the Contract Schedule, aggregating in excess of Ten Thousand dollars ($10,000);

(e) Increase the rate of compensation of any of their officers or employees other than in the ordinary course of business consistent with prior practice;

(f) Cancel any of the insurance existing at the date hereof or permit any of their insurance to lapse or terminate;

(g) Make any contract not in the ordinary course of business or any contract (except for renewals of existing contracts) which in the ordinary course of business consistent with prior practice cannot be performed within 60 days after the time the Merger shall become effective;

(h) Knowingly be in default under any contract, agreement, commitment or engagement of any kind, including those described on lists delivered to Provident, the result of which could have a material adverse effect on Trustcorp and the Subsidiaries taken as a whole;

(i) Except as may be required by law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, severance or either employee benefit or welfare agreement, trust, plan or arrangement;

(i) Acquire, sell, lease or dispose of any assets outside the ordinary course of business which in the aggregate are material to Trustcorp and the subsidiaries taken as a whole;

(k) Except as may be required to conform with generally accepted accounting principles, change any of the accounting principles or practices used by it;

(l) Make any material tax election or compromise any material income tax liability;

(m) Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accused, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business consistent with prior practice;
or

(n) Take or agree to take any of the actions described in Sections 9.2 (a) through (m) or any action which would make any of the representations and warranties of Trustcorp contained in this Agreement untrue or incorrect as of the date then made or would result in any of the conditions set forth in Articles VI, VII and VIII hereof not being satisfied at Closing.

9.3 Best Efforts to Expedite Closing. Trustcorp will exert its best efforts and cooperate with Provident to accomplish by the earliest practicable date all those things necessary to cause this Agreement to be carried out including but not limited to the making of applications to, and the obtaining of approvals from, the appropriate regulatory agencies for the accomplishment of the Merger and calling a special meeting of Trustcorp shareholders at which the Trustcorp Board of Directors will present and, consistent with its fiduciary duties, recommend this Agreement and the Merger to such shareholders for their approval.

9.4 Notice of Redemption. Promptly upon satisfaction or occurrence of all conditions precedent thereto, Trustcorp shall issue the Notice of Redemption to all holders of Redemption Coupons.

                          ARTICLE X
                   Covenants of Provident

10.1 Best Efforts. From the date hereof through the effective time of the Merger, Provident covenants and agrees to exert its best efforts and cooperate with Trustcorp to accomplish all those things necessary to cause this Agreement to be carried out including but not limited to the making of applications to, and the obtaining of approvals from, the appropriate regulatory agencies for the accomplishment of the Merger, and the registration of the Provident Common Stock and the compliance with applicable state "blue sky" laws.

10.2 Registered Shares. The shares of Provident Common Stock to be issued to the shareholders of Trustcorp hereunder shall be issued pursuant to the registration requirements of the Act and any applicable state securities laws and shall be free of restrictions relating to transferability, except to the extent a shareholder of Trustcorp shall be deemed an affiliate of Trustcorp or Provident, or as otherwise provided herein.

10.3 Filing of reports. For a period of three (3) years after the effective time of the Merger, Provident will use its best efforts to file in a timely manner all material presently required to be filed pursuant to Section 12(g) of the Exchange Act and the rules and regulations promulgated thereunder, or as would be required to be filed under
Section 12(g) of the Exchange Act if Provident is no longer subject to such Section, so as to continue the availability of Rule 145 for sales of Provident Common Stock by those shareholders of Trustcorp subject thereto.

                         ARTICLE XI
                   Shareholders' Meetings

Prior to the Closing, and in accordance with its Bylaws and applicable law, Trustcorp shall hold a special meeting of its shareholders at which it shall present this Agreement and the Merger for the approval of its shareholders.

                         ARTICLE XII
               Termination of Merger Agreement

This Agreement and the transactions contemplated herein may be terminated without liability to either party, notwithstanding approval thereof by the shareholders of Trustcorp, at any time prior to the effective time of the Merger only (i) by the directors of either party to this Agreement if consummation of the Merger has not occurred on or before December 31, 1989, unless such date has been mutually extended in writing by the parties to this Agreement, or (ii) by agreement of the directors of both parties.

                       ARTICLE XIII
                           Brokers

Each party hereto represents and warrants to the other that there are no claims or rights for brokerage commissions or finders fees in connection with the Merger or the other transactions contemplated by this Agreement, insofar as such claims or rights shall be based on an arrangement or agreements made by or on behalf of the party, and each party indemnifies against and holds the other harmless from any such claims.

                         ARTICLE XIV
                       Indemnification

(a) Trustcorp hereby indemnifies and agrees to hold Provident harmless from any And all losses, costs, expenses (including attorneys' fees) and liabilities arising from any misrepresentation or breach of any warranty, covenant or agreement of Trustcorp set forth in this Agreement, nonfulfillment of any covenant, agreement or obligation of Trustcorp, and any misrepresentation or omission from any certificate, instrument, list or schedule furnished to Provident pursuant to this Agreement.

(b) Provident hereby indemnifies and agrees to hold Trustcorp harmless from any and all loss, costs, expenses (including attorneys' fees) and liabilities arising from any misrepresentation or breach of any warranty, covenant or agreement of Provident set forth in this Agreement, nonfulfillment of any covenant, Agreement or obligation of Provident, and any misrepresentation or omission from any certificate or instrument furnished to Trustcorp pursuant to this Agreement.

(c) If any action is brought or any claim is made against any person indemnified pursuant to this Article XIV in respect of which indemnity may be sought against an indemnified pursuant to this Article XIV, such person shall promptly notify the indemnitor of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expenses of such person unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or the indemnitor shall not have employed counsel (within twenty (20) days of demand for same) to have charge of the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for all indemnified parties shall be borne by the indemnitor. Except as expressly provided above, if the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does assume the defense of such action or claim, the indemnitor shall not thereafter be liable to any person indemnified pursuant to this Article XIV for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this paragraph to the contrary notwithstanding an indemnitor shall not be liable for any settlement of any such claim or action effected without its consent and an indemnitor may not agree to any settlement without the consent of the indemnified parties unless such settlement provides only for the payment of monetary damages which are paid by the indemnitor.

(d) Notwithstanding the foregoing, the representations and warranties of the parties to this Agreement contained in Articles III and IV hereof, shall not survive after the effective time of the Merger.

                         ARTICLE XV
                           Notices

All notices, consents, waivers or other communications between the parties shall be in writing and shall be mailed or delivered to the attention of each of the following persons:

(a) If to Provident:

Provident Bancorp, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
Attention: Allen L. Davis

- with a copy to:

Keating, Muething & Klekamp
18th Floor, Provident Tower
Cincinnati, Ohio 45202
Attention: J. David Rosenberg

(b) If to Trustcorp:

Northern Kentucky Trustcorp, Inc.
3701 Alexandria Pike, U.S. 27
Cold Springs, Kentucky 41076
Attention: Elmer Haas, Jr., Chairman

with a copies to:

Don Johnson, P.S.C.
20 North Grand Avenue, Suite 15
St. Thomas, Kentucky 41075

Elizabeth Horwitz
Cors, Bassett, Kohlhepp, Halloran & Moran
1700 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

or such other address as a party may designate by notice given to the others as provided above.

                         ARTICLE XVI
                        Governing Law

This Agreement shall be construed in accordance with the laws of the United States and the laws of the State of Ohio, applicable to agreements made and to be performed therein.

                        ARTICLE XVII
                   Captions; Counterparts

The captions in this Agreement are for convenience purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts by the parties and any such counterpart shall be deemed an original hereof.

                        ARTICLE XVIII
                      Entire Agreement

This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except for the Letter Agreement respecting confidentiality dated March 30, 1989, the Letter Agreement and Supplement thereto each dated April 18, 1989, and the Agreements dated the date hereof between Provident and certain shareholders of Trustcorp all which shall remain in full force and effect, this Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Trustcorp and Provident or by any officer or officers of such parties relating to the acquisition of Trustcorp by Provident. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein.

                         ARTICLE XIX
              Waiver; Modification; Assignment

No delay on the part of any party hereto in the exercise of any right, power or remedy arising hereunder shall operate as a waiver thereof. No waiver shall be effective unless in writing and signed by the party granting the waiver. This
Agreement may be amended by agreement of the directors of both the parties at any time prior to the filing of the Certificate and Articles of Merger except as provided in applicable provisions of the laws of the State of Ohio or the Commonwealth of Kentucky. No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties hereto. No assignment of this Agreement or any rights or obligation hereunder shall be effective without the prior written consent of both parties hereto.

                         ARTICLE XX
                          Recourse

Notwithstanding any provision to the contrary contained herein, the representations, warranties and covenants of each party hereto are, and for all purposes shall be deemed, the corporate obligations of each party hereto and no director, shareholder or officer of either party shall have any personal liability therefor. In the event of any material inaccuracy in any representation or warranty, or breach of any covenant except those covenants of Sections
9.3 and 10.1 prior to Closing, the sole remedy of the other party hereto shall be to terminate this

Agreement prior to Closing, in which case neither party shall have any liability of any kind to the other. (The inaccuracy of any representation or warranty or breach of any covenant by Trustcorp shall not be grounds for adjustment in the consideration to be issued by Provident pursuant to Article II in exchange for Trustcorp Common
Stock.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                   PROVIDENT BANCORP, INC.
ATTEST:
                                   By:/s/ Allen L. Davis
/s/ Leslie C. Nomeland                Allen L. Davis
Secretary                             President and Chief
                                        Operating Officer

                                   NORTHERN KENTUCKY TRUSTCORP,
ATTEST:                            INC.

                                   By:/s/ Elmer Haas, Jr.
/s/ Betty J Haas                      Elmer Haas, Jr.
Secretary                             Chairman

                  Certificate of Amendment
                       By Shareholders
             to the Articles of Incorporation of


Provident Bancorp, Inc.
                    (Name of Corporation)

Allen L. Davis who is [ ] Chairman of the Board
[X]President  [ ] Vice President
and  Leslie C. Nomeland , who is  [X] Secretary [ ]
Assistant Secretary
of the above named Ohio corporation for profit with its principal location at One E. 4th Street, Cincinnati,
Hamilton County Ohio do hereby certify that:

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on May 17, 1989, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 83 % of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,

the following resolution to amend the articles was adopted:

RESOLVED: That Article Four of the Company's Articles of
Incorporation be, and the same is hereby, amended to increase the number of authorized common shares to that paragraph (a) of said Article Four will read, in its entirety, as follows:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be:

(i) 20 million shares of common stock without par value; and

(ii) 5 million shares of non-voting, $1.00 Par, Cumulative
Preferred Stock.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 17th day of May, 1989.

BY ________________________
     President

BY ________________________
     Secretary

NOTE: Ohio law does not permit one officers to sign in two capacities. Two separate signatures are required, even it this necessitates the election of a second officer before the tiling can be made.

           AMENDMENT TO ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

Pursuant to Section 1701.70(B)(1) of the Ohio Revised Code

We, the undersigned duly authorized officers of Provident
Bancorp, Inc., an Ohio corporation (the "Corporation"), in accordance with the provisions of Section 1701.70(B)(1) of the Ohio Revised Code, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by Article Fourth of the Articles of Incorporation of the Corporation, on September 21, 1989 the Board of Directors authorized the series of Preferred Stock hereinafter provided for and has adopted, the following resolution creating a series of 70,000 shares of Preferred Stock, par value $1.00 per share, designated as Series A ESOP Non-Voting Convertible Preferred Stock:

"RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article Fourth of the Articles of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the preferences and other special rights of the shares of such series, and qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount; Special Purpose
Restricted Transfer Issue.

(A) The shares of such series shall be designated as "Series
A ESOP Non-Voting Convertible Preferred Stock" ("Series A
Preferred Stock") and the number of shares constituting such series shall be 70,000.

(B) Shares of Series A Preferred Stock shall be issued only to Merchants National Bank and Trust Company, as trustee or any successor trustee (the "Trustee") of the employee stock ownership plan feature of the Retirement Plan of the Corporation (the "Plan"). All references to the holder of shares of Series A Preferred Stock shall mean the Trustee under the Plan. In the event of any transfer of record ownership of shares of Series A Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series A Preferred Stock so transferred, upon such transfer and without any action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock, without par value, on the terms otherwise provided in
Section 5 hereof and no such transferee shall have any of the preferences and other special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series A Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series A Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series A Preferred Stock shall bear a legend to reflect the foregoing provisions.

Section 2. Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $8.00 per share per annum, and no more, payable semi-annually in arrears, one-half on the 1st day of January and one-half on the 1st day of July of each year (each a "Dividend Payment Date") commencing on January 1, 1990, to the Trustee. If any Dividend Payment Date shall fall on any day other than a "Business Day" "as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of issuance of such shares of Series A Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series A Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

(B) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, dividends payable on all Dividend Payment Dates of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such Dividend Payment Date on the Series A Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment date on such parity stock next preceding such dividend payment date. If full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock of the Corporation ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock or (ii) the acquisition of shares of any stock of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock in exchange solely for shares of any other stock of the Corporation ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock.

Section 3. Voting Rights. The holders of shares of Series A
Preferred Stock shall have no voting rights except as provided for by the provisions of the Ohio Revised Code.

Section 4. Liquidation, Dissolution or Winding-Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $100 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

(B) Neither a merger or consolidation of the Corporation with or into any other corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

(C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

Section 5. Conversion into Common Stock.

(A) A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, at a conversion ratio of shares of Common Stock for each share of Series A Preferred Stock so converted the numerator of which shall be $100 and the denominator of which (the "Conversion Price") shall be $30 which shall be adjusted as hereinafter provided.

(B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

(C) Upon surrender of certificates representing Series A
Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate for the shares of Common Stock to which such holder shall be entitled upon conversion. If all of such shares of Series A Preferred
Stock, are not converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate representing the shares of Series A Preferred
Stock which shall not have been converted.

(D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by
Section 5(B) hereof. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to Holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

(E) Cash shall be paid in lieu of the issuance of fractional shares of Common Stock.

(F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the terms hereof. The corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law.

Section 6. Redemption At the Option of the Corporation.

(A) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after October 1, 1990, at the following redemption prices per share:

          During the Twelve Month
          Period Beginning October 1    Price Per Share

               1990                         $108.00
               1991                          107.00
               1992                          106.00
               1993                          105.00
               1994                          104.00
               1995                          103.00
               1996                          102.00
               1997                          101.00

and thereafter at $100 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (D) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series A
Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series
A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

(B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock by first class mail, postage prepaid, mailed not less than twenty
(20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at that time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

(C) If the Plan is terminated in accordance with its terms, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series A
Preferred Stock at the price determined pursuant to the provisions of paragraph (A) of this Section 6.

(D) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series A Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

Section 7. Other Redemption Rights.

Shares of Series A Preferred Stock shall be redeemed by the Corporation in shares of Common Stock, valued at the Current Market Price, at a redemption price of $100.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; or (ii) if the

Plan is not initially determined by the Internal Revenue
Service to be qualified within the meaning of 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended.

Section 8. Consolidation, Merger, etc.

(A) If the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor- or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series A Preferred Stock within the meaning of Section 409(e) of the Internal Revenue Code of 1986, as amended, and
Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series A Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property

(other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series A Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph
(C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time so that each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series

A Preferred Stock, then the shares of Series A Preferred
Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common
Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction in not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

(C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series A Preferred Stock upon liquidation of the Corporation pursuant to Section 4 thereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

Section 9. Anti-dilution Adjustments.

(A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the date thereof.

(B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to holder of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (D) and (E) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

(C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to Paragraphs (D) and (E) of this
Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of
(x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the exdividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by
(b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent-to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

(D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

(E) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitable be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this Paragraph 9(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

(F) For purposes of this Resolution, the following definitions shall apply:

"Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Cincinnati, Ohio are not required to be open.

"Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over the counter marked as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

"Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of--Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash,, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Paragraph (B) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Paragraph (C) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve (12) month period and not previously included in the calculation of an adjustment pursuant to Paragraph (C) of this Section 9.

"Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. As to any security which is not publicly traded or any other asset, "Fair Market Value" shall be as determined by the Board of Directors in its good faith judgment.

"Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(F), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Corporation or on such other and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

(G) Whenever an adjustment to the Conversion Price of the Series A Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series A Preferred Stock.

Section 10. Ranking; Attributable Capital and Adequacy of
Surplus; Retirement of Shares.

(A) The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Articles of Incorporation of the Corporation, as the same may be amended, relating to a subsequent series of Preferred Stock, par value $1.00 per share, of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

(B) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

Section 11. Miscellaneous.

(A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Corporation, to its office at One East Fourth Street, Cincinnati, Ohio 45202 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be- to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or ('"Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be shall have designated by notice similarly given.

(B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, without par value, as the same exists at the date of filing of an Amendment to the Articles of Incorporation relating to Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9
of this Resolution, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

(C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(D) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock."

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 27th day of September, 1989.

______________________
Name: Allen L. Davis
Title:   President


ATTEST:


______________________
Name: Mark E. Magee
Title:   Assistant Secretary

                  Certificate of Amendment
                       By Shareholders
             to the Articles of Incorporation of


Provident Bancorp, Inc.
                    (Name of Corporation)

Allen L. Davis, who is [ ] Chairman of the Board [X]
President [ ] Vice President
and  Leslie C. Nomeland, who is [X] Secretary [ ] Assistant
Secretary
of the above named Ohio corporation for profit with its principal location at One E. 4th Street, Cincinnati,
Hamilton County Ohio do hereby certify that (check the appropriate box and complete the appropriate statements)

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on May 17, 1989, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 83% of the voting power of the Corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,

the following resolution to amend the articles was adopted:

RESOLVED: That Article Four of the Company's Articles of
Incorporation be, and the same is hereby, amended to increase the number of authorized common shares to that paragraph (a) of said Article Four will read, in its entirety, as follows:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be:

(i) 20 million shares of common stock without par value; and

(ii) 5 million shares non-voting  $1.00 Par, Cumulative
Preferred Stock.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 17th day of May, 1989

BY ____________________
     President

BY ____________________
     Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                  CERTIFICATE OF AMENDMENT
                      (BY SHAREHOLDERS)
             TO THE ARTICLES OF INCORPORATION OF
                   PROVIDENT BANCORP, INC.


Joseph F. Rippe, who is (X ) Chairman of the Board ( )
President ( ) Vice President
and Leslie C. Nomeland, who is (X ) Secretary ( )
Assistant Secretary

of the above named Ohio corporation for profit with its principal location at One East Fourth Street, Cincinnati,
Ohio, do hereby certify that: (check the appropriate box and complete the appropriate statements)

(X) a meeting of the shareholders was duly called and held on May 18, 1983, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 66.67% of the voting power of the corporation,

( ) in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

RESOLVED: That this Company's Articles of Incorporation be and the same hereby are, amended by adding a seventh article thereto, which article shall read as follows:

SEVENTH: That the provisions of Ohio Revised Code Section
1701.831 relating to control share acquisitions shall not be applicable to the corporation.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 19th day of May, 1983.

_______________________________
Joseph F. Rippe
Chairman & President

_______________________________
Leslie C. Nomeland
Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                  CERTIFICATE OF AMENDMENT
                      (BY SHAREHOLDERS)
             TO THE ARTICLES OF INCORPORATION OF
                   PROVIDENT BANCORP, INC.


Joseph F. Rippe, who is (X ) Chairman of the Board ( )
President ( ) Vice President
and Leslie C. Nomeland, who is (X ) Secretary ( )
Assistant Secretary

of the above named Ohio corporation for profit with its principal location at One East Fourth Street, Cincinnati,
Ohio, do hereby certify that: (check the appropriate box and complete the appropriate statements)

(X) a meeting of the shareholders was duly called and held on May 19, 1982, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 66.67% of the voting power of the corporation,

( ) in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

     See attached.


IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 19th day of May, 1982.

_______________________________
Joseph F. Rippe
Chairman & President

_______________________________
Leslie C. Nomeland
Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

RESOLVED: That Article Fourth of the Company's Articles of
Incorporation be, and the same is hereby, amended by adding the phrase "having a stated value of $6.00 per share" to paragraph (a)(i) thereof, so that the said paragraph (a) will read, in its entirety, as follows:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be:

(i) 10 million shares of Common Stock without par value, having a stated value of $6.00 Per share; and

(ii) 5 million shares of Non-Voting, $1 Par, Cumulative
Preferred Stock.

                  CERTIFICATE OF AMENDMENT
                      (BY SHAREHOLDERS)
             TO THE ARTICLES OF INCORPORATION OF
                   PROVIDENT BANCORP, INC.


Joseph F. Rippe, who is (X ) Chairman of the Board ( )
President ( ) Vice President
and Leslie C. Nomeland, who is (X ) Secretary ( )
Assistant Secretary

of the above named Ohio corporation for profit with its principal location at One East Fourth Street, Cincinnati,
Ohio, do hereby certify that: (check the appropriate box and complete the appropriate statements)

( ) a meeting of the shareholders was duly called and held on __________ , 19___, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise______ % of the voting power of the corporation,

(X) in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

     See Page 2 attached hereto.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 4th day September, l980.


_______________________________
Joseph F. Rippe
Chairman & President

_______________________________
Leslie C. Nomeland
Secretary


NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

RESOLVED: That Article Fourth of the Company's Articles of
Incorporation be, and the same is hereby, amended to read as follows:

Fourth:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be:

(i) 10 million shares of Common Stock without par value; and

(ii) 5 million shares of Non-Voting, $1 Par, Cumulative
Preferred Stock.

(b) The Board of Directors of the corporation shall have the right to adopt amendments to the Articles in respect of any unissued or treasury shares of any class and thereby to fix or change: the division of such shares into series and the description and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

(c) No holder of shares of any class of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

                  ARTICLES OF INCORPORATION
                             OF
                   PROVIDENT BANCORP, INC.

The undersigned, who is a citizen of the United States of America, desiring to form a corporation for profit under the General Corporation Law of the State of Ohio, does hereby certify:

FIRST: The name of the corporation shall be Provident
Bancorp, Inc.

SECOND: The principal office of the corporation in the State of Ohio is to be located in the County of Hamilton, City of Cincinnati.

THIRD: The purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.93, inclusive, of the Ohio Revised Code.

FOURTH:

(a) The total number of shares of all classes of stock which the corporation shall be authorized to issue shall be 750 common shares without par value.

(b) No holder of shares of any class of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

FIFTH: The minimum amount of stated capital with which the corporation will commence business shall be One Thousand
Dollars ($1,000.00).

SIXTH: The corporation shall have the right to purchase or sell any class of shares of the corporation, or to acquire, hold and dispose of shares of its own capital and rights thereto from time to time, to such extent and in such manner and upon such terms as its Board of Directors shall determine, or in any other manner authorized by law; provided, no such purchase would cause any impairment of its capital.

IN WITNESS WHEREOF, the undersigned has hereunto set his respective hand this 8th day of February , 1980.


_____________________
MARK E. MAGEE